AMENDED AND RESTATED


                                 TRUST AGREEMENT


                                      among


                               USF&G CORPORATION,
                                  as Depositor,


                              THE BANK OF NEW YORK,
                              as Property Trustee,


                        THE BANK OF NEW YORK (DELAWARE),
                              as Delaware Trustee,



                            Dated as of July 8, 1997


                                USF&G CAPITAL III









                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                  DEFINED TERMS

         SECTION 1.1. Definitions............................................. 1

                                   ARTICLE II.

                            CONTINUATION OF THE TRUST

         SECTION 2.1. Name................................................... 11
         SECTION 2.2. Office of the Delaware Trustee;
                      Principal Place of Business............................ 12
         SECTION 2.3. Initial Contribution of Trust Property;
                      Organizational Expenses................................ 12
         SECTION 2.4. Issuance of the Capital Securities;
                      Authentication......................................... 12
         SECTION 2.5. Issuance of the Common Securities; Subscription
                      and Purchase of Debentures............................. 12
         SECTION 2.6. Declaration of Trust................................... 13
         SECTION 2.7. Authorization to Enter into Certain Transactions....... 13
         SECTION 2.8. Assets of Trust........................................ 17
         SECTION 2.9. Title to Trust Property................................ 17

                                  ARTICLE III.

                                 PAYMENT ACCOUNT

         SECTION 3.1. Payment Account........................................ 17

                                   ARTICLE IV.

                            DISTRIBUTIONS; REDEMPTION

         Section 4.1  Distributions.......................................... 17
         SECTION 4.2. Redemption............................................. 19
         SECTION 4.3. Subordination of Common Securities..................... 21
         SECTION 4.4. Payment Procedures..................................... 22
         SECTION 4.5. Tax Returns and Reports................................ 22
         SECTION 4.6. Payment of Taxes, Duties, Etc. of the Trust............ 22
         SECTION 4.7. Payments under Indenture or Pursuant to
                      Direct Actions......................................... 22


                                   ARTICLE V.

                          TRUST SECURITIES CERTIFICATES

         SECTION 5.1. Initial Ownership...................................... 23
         SECTION 5.2. The Trust Securities Certificates...................... 23
         SECTION 5.3. Execution and Delivery of Trust Securities
                      Certificates........................................... 24
         SECTION 5.4. Book-Entry Capital Securities.......................... 24
         SECTION 5.5. Registration of Transfer and Exchange of
                      Capital Securities Certificates; Restricted
                      Capital Securities Legends............................. 26
         SECTION 5.6. Mutilated, Destroyed, Lost or Stolen Trust
                      Securities Certificates................................ 30
         SECTION 5.7. Persons Deemed Securityholders......................... 30
         SECTION 5.8. Access to List of Securityholders' Names
                      and Addresses.......................................... 30
         SECTION 5.9. Maintenance of Office or Agency........................ 31
         SECTION 5.10. Appointment of Paying Agent........................... 31
         SECTION 5.11. Ownership of Common Securities by Depositor........... 31
         SECTION 5.12. Notices to Clearing Agency............................ 32
         SECTION 5.13. Rights of Securityholders............................. 32

                                   ARTICLE VI.

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

         SECTION 6.1. Limitations on Voting Rights........................... 34
         SECTION 6.2. Notice of Meetings..................................... 35
         SECTION 6.3. Meetings of Capital Securityholders.................... 35
         SECTION 6.4. Voting Rights.......................................... 36
         SECTION 6.5. Proxies, etc........................................... 36
         SECTION 6.6. Securityholder Action by Written Consent............... 36
         SECTION 6.7. Record Date for Voting and Other Purposes.............. 37
         SECTION 6.8. Acts of Securityholders................................ 37
         SECTION 6.9. Inspection of Records.................................. 38

                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.1. Representations and Warranties of the
                      Property Trustee, the Delaware Trustee
                      and the Administrators................................. 38
         SECTION 7.2. Representations and Warranties of Depositor............ 39

                                  ARTICLE VIII.

                        THE TRUSTEES; THE ADMINISTRATORS

         SECTION 8.1. Certain Duties and Responsibilities.................... 40
         SECTION 8.2. Certain Notices........................................ 41
         SECTION 8.3. Certain Rights of Property Trustee..................... 42
         SECTION 8.4. Not Responsible for Recitals or Issuance
                      of Securities.......................................... 44
         SECTION 8.5. May Hold Securities.................................... 44
         SECTION 8.6. Compensation; Indemnity; Fees.......................... 44
         SECTION 8.7. Corporate Property Trustee Required;
                      Eligibility of Trustees and Administrators............. 46
         SECTION 8.8. Conflicting Interests.................................. 46
         SECTION 8.9. Co-Trustees and Separate Trustee....................... 46
         SECTION 8.10. Resignation and Removal; Appointment
                       of Successor.......................................... 48
         SECTION 8.11. Acceptance of Appointment by Successor................ 49
         SECTION 8.12. Merger, Conversion, Consolidation or
                       Succession to Business................................ 50
         SECTION 8.13. Preferential Collection of Claims
                       Against Depositor or Trust............................ 50
         SECTION 8.14. Reports by Property Trustee........................... 51
         SECTION 8.15. Reports to the Property Trustee....................... 51
         SECTION 8.16. Evidence of Compliance with Conditions
                       Precedent............................................. 51
         SECTION 8.17. Number of Trustees and Administrators................. 52
         SECTION 8.18. Delegation of Power................................... 52
         SECTION 8.19. Appointment of Administrators......................... 52

                                   ARTICLE IX.

                       TERMINATION, LIQUIDATION AND MERGER

         SECTION 9.1. Termination Upon Expiration Date....................... 53
         SECTION 9.2. Early Termination...................................... 53
         SECTION 9.3. Termination............................................ 53
         SECTION 9.4. Liquidation............................................ 53
         SECTION 9.5. Mergers, Consolidations, Amalgamations or
                      Replacements of the Trust.............................. 55

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Limitation of Rights of Securityholders............... 56
         SECTION 10.2. Amendment............................................. 56
         SECTION 10.3. Separability.......................................... 58
         Section 10.4. Governing Law......................................... 58
         SECTION 10.5. Payments Due on Non-Business Day...................... 58
         SECTION 10.6. Successors............................................ 58
         SECTION 10.7. Headings.............................................. 59
         SECTION 10.8. Reports, Notices and Demands.......................... 59
         SECTION 10.9. Agreement Not to Petition..............................59
         SECTION 10.10. Trust Indenture Act; Conflict with Trust
                        Indenture Act........................................ 60
         SECTION 10.11. Acceptance of Terms of Trust Agreement,
                        Guarantee and Indenture.............................. 61


         EXHIBIT A - Certificate of Trust
         EXHIBIT B - Certificate of Depository Agreement
         EXHIBIT C - Common Securities Certificate
         EXHIBIT D - Agreement as to Expenses and Liabilities
         EXHIBIT E-1 - Capital Securities Certificate (Book-Entry) EXHIBIT E-2 - Capital Securities Certificate
         EXHIBIT F - Restricted Securities Certificate
         EXHIBIT G - Unrestricted Securities Certificate



         AMENDED AND RESTATED TRUST AGREEMENT, dated as of July 8, 1997, among
(i) USF&G Corporation, a Maryland corporation (including any successors or assigns, the "Depositor"), (ii) The Bank of New York, a New York banking corporation, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), and (iii) The Bank of New York (Delaware), a Delaware corporation duly organized and existing under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee") (the Property Trustee and the Delaware Trustee referred to collectively as the "Trustees"), (iv) the Administrators, as hereinafter defined, and (v) the several Holders, as hereinafter defined.

                              W I T N E S S E T H :

         WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by entering into that certain Trust Agreement, dated as of June 16, 1997 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on June 16, 1997, attached as Exhibit A; and

         WHEREAS, the Depositor and the Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Trust pursuant to the Purchase Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures and (iv) the appointment of the Administrators;

         NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:


                                    ARTICLE I

                                  DEFINED TERMS

         SECTION 1.1. Definitions.

         For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

         (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Act" has the meaning specified in Section 6.8.

         "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

         "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

         "Administrators" means each of J. Kendall Huber, John F. Hoffen, Jr., and Ron Mishler solely in such Person's capacity as Administrator of the Trust formed and continued hereunder and not in such Person's individual capacity, or such Administrator's successor in interest in such capacity, or any successor appointed as herein provided.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Book-Entry Capital Security, the rules and procedures of the Clearing Agency for such Book-Entry Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Bank" has the meaning specified in the preamble to this Trust
Agreement.

         "Bankruptcy Event" means, with respect to any Person:

         (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

         "Bankruptcy Laws" has the meaning specified in Section 10.9.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustees.

         "Book-Entry Capital Securities Certificate" means a Capital Securities Certificate evidencing ownership of Book-Entry Capital Securities.

         "Book-Entry Capital Security" means a Capital Security, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

         "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

         "Capital Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit E-1 or E-2.

         "Certificate of Depository Agreement" means the agreement among the Trust, the Depositor and DTC, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Securities Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

         "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC will be the initial Clearing Agency.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date" means the Time of Delivery, which date is also the date of execution and delivery of this Trust Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

         "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

         "Corporate Trust Office" means (i) when used with respect to the Property Trustee, the principal corporate trust office of the Property Trustee located in New York, New York which on the date of this Trust Agreement is 101 Barclay Street, Floor 21 W, New York, New York 10286, and (ii) when used with respect to the Debenture Trustee, its Corporate Trust Office as defined in the Indenture.

         "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

         "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

         "Debenture Trustee" means The Bank of New York, a New York banking corporation and any successor thereto.

         "Debentures" means the aggregate principal amount of the Depositor's 8.312% Junior Subordinated Deferrable Interest Debentures, Series C, issued pursuant to the Indenture.

         "Definitive Capital Securities Certificates" means either or both (as the context requires) of (a) Capital Securities Certificates issued as Book-Entry Capital Securities Certificates as provided in Section 5.2 or 5.4 substantially in the form set forth in Exhibit E-1 and (b) Capital Securities Certificates issued in certificated, fully registered form as provided in
Section 5.2, 5.4 or 5.5, substantially in the form set forth in Exhibit E-2.

         "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (ss.) 3801, et seq., as it may be amended from time to time.

         "Delaware Trustee" means the Person identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Depositor" has the meaning specified in the preamble to this Trust Agreement.

         "Distribution Date" has the meaning specified in Section 4.1(a).

         "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

         "DTC" means The Depository Trust Company.

         "Early Termination Event" has the meaning specified in Section 9.2.

         "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a)   the occurrence of a Debenture Event of Default; or

         (b) default by the Trust in the payment of any Distribution when it becomes due and payable, and ontinuation of such default for a period of 30 days; or

         (c) default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

         (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance or breach of which is dealt with in clause (b) or (c) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and a successor Property Trustee not being appointed within 90 days thereof.

         "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

         "Expiration Date" has the meaning specified in Section 9.1.

         "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and The Bank of New York, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Capital Securities, as amended from time to time.

         "Indenture" means the Junior Subordinated Indenture, dated as of December 24, 1996, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

         "Initial Purchasers means Goldman Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Smith Barney Inc.

         "Institutional Accredited Investor" means an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

         "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

         "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

         "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

         "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 9.4(a).

         "Liquidation Distribution" has the meaning specified in Section 9.4(d).

         "1940 Act" means the Investment Company Act of 1940, as amended.

         "Officers' Certificate" means a certificate signed by the Chairman and Chief Executive Officer, President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Opinion of Counsel" means a written opinion of counsel to the Depositor who shall, and whose opinion shall, be reasonably acceptable to the Property Trustee.

         "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

         "Other Capital Securities" means the Capital Securities sold by the Initial Purchasers in the initial offering contemplated by the Purchase Agreement to Institutional Accredited Investors in reliance on an exemption from the registration requirements of the Securities Act other than Rule 144A.

         "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

         (a) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

         (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

         (c) Trust Securities which have been paid or in exchange for or in lieu of which other Trust Securities have been executed and delivered pursuant to Sections 5.4, 5.5, and 5.6;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that a Responsible Officer of such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrators the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

         "Owner" means each Person who is the beneficial owner of Book-Entry Capital Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

         "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

         "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Securityholders in accordance with Sections 4.1 and 4.2.

         "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

         "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

         "Purchase Agreement" means the Purchase Agreement, dated July 8, 1997, among the Trust, the Depositor and the Initial Purchasers as such agreement may be amended from time to time.

         "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

         "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

         "Regulation D" means Regulation D under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Relevant Trustee" shall have the meaning specified in Section 8.10.

         "Responsible Officer" means, when used with respect to the Property Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and with respect to the Delaware Trustee, any officer of the Delaware Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Capital Securities" means all Capital Securities, the Capital Securities Certificate for which is required pursuant to Section 5.5(c) to bear a Restricted Capital Securities Legend. Such term includes the Book-Entry Capital Securities Certificate.

         "Restricted Capital Securities Certificate" means a certificate substantially in the form set forth in Exhibit F.

         "Restricted Capital Securities Legend" means a legend substantially in the form of the legend required in the form of Capital Securities Certificate set forth in Exhibit E-2 to be placed upon a Restricted Capital Security.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Rule 144A Capital Securities" means the Capital Securities purchased by the Initial Purchasers from the Trust pursuant to the Purchase Agreement, other than the Other Capital Securities.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

         "Securityholder" or "Holder" means a Person in whose name a Trust Security or Trust Securities is or are registered in the Securities Register; any such Person shall be a beneficial owner within the meaning of the Delaware Business Trust Act; provided, however, that in determining whether the Holders of the requisite amount of Capital Securities have voted on any matter provided for in this Trust Agreement, then for the purpose of any such determination, so long as Definitive Capital Securities Certificates have not been issued, the term Securityholders or Holders as used herein shall refer to the Owners.

         "Successor Capital Securities Certificate" of any particular Capital Securities Certificate means every Capital Securities Certificate issued after, and evidencing all or a portion of the same beneficial interest in the Trust as that evidenced by, such particular Capital Securities Certificate; and, for the purposes of this definition, any Capital Securities Certificate executed and delivered under Section 5.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Securities Certificate shall be deemed to evidence the same beneficial interest as the mutilated, destroyed, lost or stolen Capital Securities Certificate.

         "Time of Delivery" has the meaning specified in the Purchase Agreement.

         "Trust" means the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

         "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto and (ii) for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Property" means (a) the Debentures, (b) the rights of the Property Trustee under the Guarantee, (c) any cash on deposit in, or owing to, the Payment Account and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

         "Trust Security" means any one of the Common Securities or the Capital Securities.

         "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

         "Trustees" means, collectively, the Property Trustee and the Delaware Trustee.

         "Unrestricted Securities Certificate" means a certificate substantially in the form set forth in Exhibit G.


                                   ARTICLE II.

                            CONTINUATION OF THE TRUST

         SECTION 2.1. Name.

         The Trust continued hereby shall be known as "USF&G Capital III," as such name may be modified from time to time by the Administrators following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         SECTION 2.2. Office of the Delaware Trustee; Principal Place of
Business

         The address of the Delaware Trustee in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711 or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal place of business of the Trust is c/o USF&G Corporation, 6225 Smith Avenue, Baltimore, Maryland 21209.

         SECTION 2.3. Initial Contribution of Trust Property; Organizational Expenses

         The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

         SECTION 2.4. Issuance of the Capital Securities; Authentication.

         On July 8, 1997 the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Purchase Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Trust, shall manually execute in accordance with
Section 5.3 and deliver to the Initial Purchasers, or, in the alternative, execute by facsimile and deliver to the Property Trustee for authentication and delivery in accordance with Section 5.3, Capital Securities Certificates, registered in the name of the nominee of the initial Clearing Agency (except to the extent otherwise provided pursuant to the Purchase Agreement), in an aggregate amount of 100,000 Capital Securities having an aggregate Liquidation Amount of $100,000,000, against receipt of the aggregate purchase price for such Capital Securities of $100,000,000 by the Property Trustee less the amount payable by the Depositor as compensation to the Initial Purchasers.

         SECTION 2.5. Issuance of the Common Securities; Subscription and Purchase of Debentures.

         Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Trust, shall execute in accordance with Section 5.2 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 3,093 Common Securities having an aggregate Liquidation Amount of $3,093,000 against payment by the Depositor of such amount to the Property Trustee. Contemporaneously therewith, an Administrator, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $3,093,000, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $103,093,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) Section 2.4 and
(ii) this Section 2.5).

         SECTION 2.6. Declaration of Trust.

         The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, (b) to maintain the status of the Trust as a grantor trust for United States federal income tax purposes and (c) except as otherwise limited herein, to engage in only those activities convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrators shall have only those ministerial duties set forth herein with respect to accomplishing the purposes of the Trust and shall not be trustees or fiduciaries with respect to the Trust or the Securityholders. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrators set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

         SECTION 2.7. Authorization to Enter into Certain Transactions.

         (a) The Trustees and the Administrators shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees and the Administrators shall have the authority to enter into all transactions and agreements determined by the Trustees and Administrators to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees or the Administrators, as the case may be, under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

                  (i) Each Administrator shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                           (A)  the issuance and sale of the Trust Securities;

                           (B) to cause the Trust to enter into, and to execute and deliver on behalf of the Trust, the Expense Agreement and the Certificate of Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                           (C) assisting in the compliance with the Securities
                  Act of 1933, as amended, applicable state securities or blue sky laws, and the Trust Indenture Act;

                           (D) registration of the Capital Securities under the
                  Securities Exchange Act of 1934, as amended, if required, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                           (E) assisting in the designation of the Capital
                  Securities for trading in the Private Offering, Resales and Trading through the Automatic Linkages (PORTAL) system;

                           (F) the sending of notices (other than notices of
                  default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                           (G) the consent to the appointment of a Paying Agent
                  and Securities Registrar in accordance with this Trust Agreement which consent shall not be unreasonably withheld;

                           (H) execution of the Trust Securities in accordance
                  with this Trust Agreement;

                           (I) execution and delivery of closing certificates,
                  pursuant to the Purchase Agreement and the application for a taxpayer identification number;

                           (J) to the extent provided in this Trust Agreement,
                  the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                           (K) unless otherwise determined by the Property
                  Trustee or the holders of a majority of the Outstanding Capital Securities or Common Securities or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrators) any documents that the Administrators have the power to execute pursuant to this Trust Agreement; and

                           (L) the taking of any action incidental to the
                  foregoing as the Administrators may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

                  (ii) As among the Trustees and the Administrators, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                           (A) the establishment of the Payment Account;

                           (B) the receipt of the Debentures;

                           (C) the collection of interest, principal and any
                  other payments made in respect of the Debentures in the Payment Account;

                           (D) the distribution through the Paying Agent of
                  amounts owed to the Securityholders in respect of the Trust Securities;

                           (E) the exercise of all of the rights, powers and
                  privileges of a holder of the Debentures;

                           (F) the sending of notices of default and other
                  information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                           (G) the distribution of the Trust Property in
                  accordance with the terms of this Trust Agreement;

                           (H) to the extent provided in this Trust Agreement,
                  the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                           (I) after an Event of Default (other than under
                  paragraph (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

         (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees and Administrators acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Trustees nor the Administrators shall (i) acquire any assets or investments (other than the Debentures as provided herein), reinvest the proceeds derived from investments, possess any power or otherwise act in such a way as to vary the Trust Property or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would reasonably be expected to cause the Trust to fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities or (vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrators shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

         (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                  (i) the preparation by the Trust of an Offering Circular in relation to the Capital Securities, including any amendments thereto and the taking of any action necessary to obtain an exemption from the Securities Act;

                  (ii) the determination of the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and the determination of any and all such acts, other than actions which must be taken by or on behalf of the Trust, and the advice to the Trustees of actions they must take on behalf of the Trust, and the preparation for execution and filing of any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the sale of the Capital Securities;

                  (iii) the negotiation of the terms of, and the execution and delivery of, the Purchase Agreement providing for the sale of the Capital Securities; and

                  (iv) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

         (d) Notwithstanding anything herein to the contrary, the Administrators and the Property Trustee are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or fail to be classified as a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Administrators, the Property Trustee and the holders of a majority of the Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of any Administrator, the Property Trustee and the holders of a majority of Common Securities determines in its discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Capital Securities.

         SECTION 2.8. Assets of Trust.

         The assets of the Trust shall consist of the Trust Property.

         SECTION 2.9. Title to Trust Property.

         Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.


                                  ARTICLE III.

                                 PAYMENT ACCOUNT

         SECTION 3.1. Payment Account.

         (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

         (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                   ARTICLE IV.

                            DISTRIBUTIONS; REDEMPTION

         SECTION 4.1  Distributions.

         (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

                  (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from July 8, 1997, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Debentures pursuant to the Indenture, shall be payable semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 1998. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

                  (ii) Assuming payments of interest on the Debentures are made when due (and before giving effect to Additional Amounts, if applicable), Distributions on the Trust Securities shall be payable at a rate of 8.312% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any period less than a full period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in a partial month in a period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by two. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

                  (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

         (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which, for so long as the Capital Securities remain in book-entry form, shall be one Business Day prior to the relevant Distribution Date and, in the event the Capital Securities are not in book-entry form, shall be the December 15 or June 15 next preceding the relevant Distribution Date.

         SECTION 4.2. Redemption.

         (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

         (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall state:

                  (i)  the Redemption Date;

                  (ii) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that notice of such actual Redemption Price is received pursuant to the Indenture);

                  (iii) the CUSIP number;

                  (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed;

                  (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date; and

                  (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

         The Trust, in issuing the Trust Securities, may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" or "private placement" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related materials. The Depositor will promptly notify the Property Trustee of any change in the CUSIP numbers.

         (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

         (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Book-Entry Capital Securities, irrevocably deposit with the Clearing Agency for such Book-Entry Capital Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the holders thereof. With respect to Capital Securities that are not Book-Entry Capital Securities, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price including any unpaid Distribution payable on or prior to the Redemption Date, but without interest, and such Securities will cease to be outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

         (e) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated 3% to the Common Securities and 97% to the Capital Securities. The particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple thereof) of the aggregate Liquidation Amount of Capital Securities of a denomination larger than $1,000. The Property Trustee shall promptly notify the Securities Registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Capital Securities that has been or is to be redeemed.

         SECTION 4.3. Subordination of Common Securities.

         (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 4.2(e), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Capital Securities then due and payable.

         (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until such Events of Default have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

         SECTION 4.4. Payment Procedures.

         Payments of Distributions (including Additional Amounts, if applicable) in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

         SECTION 4.5. Tax Returns and Reports.

         The Administrators shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrators shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be provided on such form. The Administrators shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

         On or before December 15 of each year during which any Capital Securities are outstanding, the Administrators shall furnish to the Property Trustee such information as may be reasonably requested by the Property Trustee in order that the Property Trustee may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includible in income for each outstanding Capital Security during such year.

         SECTION 4.6. Payment of Taxes, Duties, Etc. of the Trust.

         Upon receipt under the Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

         SECTION 4.7. Payments under Indenture or Pursuant to Direct Actions.

         Any amount payable hereunder to any Holder of Capital Securities shall be reduced by the amount of any corresponding payment such Holder (or an Owner with respect to the Holder's Capital Securities) has directly received pursuant to Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.


                                   ARTICLE V.

                          TRUST SECURITIES CERTIFICATES

         SECTION 5.1. Initial Ownership.

         Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

         SECTION 5.2. The Trust Securities Certificates.

         (a) The Capital Securities Certificates shall be issued in minimum denominations of $1,000 Liquidation Amount (and in blocks of at least 100 Capital Securities) and integral multiples thereof, and the Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by signature of at least one Administrator. Trust Securities Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

         (b) Upon their original issuance, Capital Securities Certificates representing Rule 144A Capital Securities shall be issued in the form of one or more Book-Entry Capital Securities Certificates registered in the name of DTC, as Clearing Agency, or its nominee and deposited with DTC for credit by DTC to the respective accounts of the Owners thereof (or such other accounts as they may direct).

         (c) Upon their original issuance, Capital Securities Certificates representing Other Capital Securities shall not be issued in the form of a Book-Entry Capital Securities Certificate or in any other form intended to facilitate book-entry trading in beneficial interests in such Capital Securities.

         (d) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

         SECTION 5.3. Execution and Delivery of Trust Securities Certificates.

         At the Time of Delivery, the Administrators shall cause the Common Securities Certificate, in an aggregate Liquidation Amount as provided in
Section 2.5, to be executed on behalf of the Trust and delivered, and the Administrators shall cause Capital Securities Certificates, in an aggregate Liquidation Amount as provided in Section 2.4, to be executed and delivered to the Property Trustee and upon such delivery the Property Trustee shall authenticate such Capital Securities Certificates, and deliver such Capital Securities Certificates in each case to or upon the written order of the Depositor, signed by its chairman of the board, its president, any executive vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

         SECTION 5.4. Book-Entry Capital Securities.

         (a) Each Book-Entry Capital Securities Certificate issued under this Trust Agreement shall be registered in the name of the Clearing Agency designated by the Depositor for the related Book-Entry Capital Securities or a nominee thereof and delivered to such Clearing Agency or a nominee thereof or custodian therefor.

         (b) Notwithstanding any other provision in this Trust Agreement, no Book-Entry Capital Securities Certificate may be exchanged in whole or in part for Capital Securities Certificates registered, and no transfer of a Book-Entry Capital Securities Certificate in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Book-Entry Capital Securities Certificates or a nominee thereof unless (a) the Clearing Agency advises the Property Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Capital Securities Certificates and the Property Trustee is unable to locate a qualified successor, (b) the Trust, at its option, advises the Clearing Agency in writing that it elects to terminate the book-entry system through the Clearing Agency, (c) after the occurrence of a Debenture Event of Default or (d) pursuant to the following sentence. All or any portion of a Book-Entry Capital Securities Certificate may be exchanged for a Capital Securities Certificate that has a like aggregate principal amount and is not a Book-Entry Capital Securities Certificate, upon 20 days' prior request made by the Clearing Agency or its authorized representative to the Property Trustee; provided, however, that no Capital Securities Certificate shall be issued in an amount representing less than 100 Capital Securities. Upon the occurrence of any event specified in clause (a), (b) or (c) above, the Administrators shall notify the Clearing Agency and the Clearing Agency shall notify all Owners of Book-Entry Capital Securities, the Delaware Trustee of the occurrence of such event and of the availability of the Definitive Capital Securities Certificates to Owners of such class or classes, as applicable, requesting the same; provided, however, that no Definitive Capital Securities Certificate shall be issued in an amount representing less than 100 Capital Securities.

         (c) If any Book-Entry Capital Securities Certificate is to be exchanged for other Capital Securities Certificates or canceled in part, or if another Capital Securities Certificate is to be exchanged in whole or in part for Book-Entry Capital Securities represented by a Book-Entry Capital Securities Certificate, then either (i) such Book-Entry Capital Securities Certificate shall be so surrendered for exchange or cancellation as provided in this Article Five or (ii) the aggregate Liquidation Amount represented by such Book-Entry Capital Securities Certificate shall be reduced, subject to Section 5.2, or increased by an amount equal to the Liquidation Amount represented by that portion of the Book-Entry Capital Securities Certificate to be so exchanged or canceled, or equal to the Liquidation Amount represented by such other Capital Securities Certificates to be so exchanged for Book-Entry Capital Securities represented thereby, as the case may be, by means of an appropriate adjustment made on the records of the Security Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon surrender to the Administrators or the Securities Registrar of the Book-Entry Capital Securities Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Administrators, or any one of them, shall execute the Definitive Capital Securities Certificates in accordance with the instructions of the Clearing Agency; provided, however, that no Definitive Capital Securities Certificate shall be issued in an amount representing less than 100 Capital Securities. None of the Securities Registrar, the Trustees or the Administrators shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Capital Securities Certificates, the Trustees and Administrators shall recognize the Holders of the Definitive Capital Securities Certificates as Securityholders. The Definitive Capital Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrators, as evidenced by the execution thereof by the Administrators or any one of them.

         (d) Every Capital Securities Certificate executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Book-Entry Capital Securities Certificate or any portion thereof, whether pursuant to this Article Five or Article Four or otherwise, shall be executed and delivered in the form of, and shall be, a Book-Entry Capital Securities Certificate, unless such Capital Securities Certificate is registered in the name of a Person other than the Clearing Agency for such Book-Entry Capital Securities Certificate or a nominee thereof.

         (e) The Clearing Agency or its nominee, as registered owner of a Book-Entry Capital Securities Certificate, shall be the Holder of such Book-Entry Capital Securities Certificate for all purposes under this Agreement and the Book-Entry Capital Securities Certificate, and Owners with respect to a Book-Entry Capital Securities Certificate shall hold such interests pursuant to the Applicable Procedures. The Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Capital Securities Certificates (including the payment of the Liquidation Amount of and Distributions on the Book-Entry Capital Securities represented thereby and the giving of instructions or directions to Owners of Book-Entry Capital Securities represented thereby) as the sole Holder of the Book-Entry Capital Securities represented thereby and shall have no obligations to the Owners thereof. Neither the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

         The rights of the Owners of the Book-Entry Capital Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law, the Applicable Procedures and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate of Depository Agreement, unless and until Definitive Capital Securities Certificates are issued pursuant to Section 5.4(b), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Capital Securities to such Clearing Agency Participants.

         SECTION 5.5. Registration of Transfer and Exchange of Capital Securities Certificates; Restricted Capital Securities Legends.

         (a) The Property Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.9, a register or registers for the purpose of registering Trust Securities Certificates and transfers and exchanges of Capital Securities Certificates (the "Securities Register") in which, the registrar designated by the Property Trustee (the "Securities Registrar") with the reasonable consent of the Administrators, subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section
5.11 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

         Upon surrender for registration of transfer of any Capital Securities Certificate at the office or agency maintained pursuant to Section 5.9, the Administrators or any one of them shall execute and deliver to the Property Trustee for further delivery, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrator.

         The Securities Registrar shall not be required to (a) issue, register the transfer of or exchange any Capital Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption or (b) to transfer or exchange any Capital Securities so selected for redemption in whole or in part, except, in the case of any Capital Securities to be redeemed in part, any portion thereof not to be redeemed. At the option of a Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Capital Securities Certificates to be exchanged at the office or agency maintained pursuant to
Section 5.9.

         Every Capital Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Capital Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Capital Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

         The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Securities Registrar, for so long as the Bank shall act as Securities Registrar.

         Whenever this document makes reference to the execution of Trust Securities Certificates, such reference to execution shall mean manual execution or, in the alternative, execution by facsimile signature by an Administrator, and, in the case of Capital Securities, authentication by the Property Trustee.

         Capital Securities Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper Administrators of the Trust shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Capital Securities Certificates or did not hold such offices at the date of such Capital Securities Certificates.

         Each Capital Securities Certificate that is executed by facsimile and authenticated by the Property Trustee shall be dated the date of its authentication.

         No Capital Securities Certificate that is executed and authenticated by the Property Trustee shall be entitled to any benefit under this Trust Agreement or be valid or obligatory for any purpose, unless there appears on such Capital Securities Certificate a certificate of authentication substantially in the form provided for in the form attached as Exhibit E-2 executed by the Property Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Capital Securities Certificate shall be conclusive evidence, and the only evidence, that such Capital Securities Certificate has been duly authenticated and delivered hereunder.

         (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Trust Agreement, transfers and exchanges of Capital Securities Certificates and beneficial interests in a Book-Entry Capital Security of the kinds specified in this Section 5.5(b) shall be made only in accordance with this Section 5.5(b).

                  (i) Non-Book-Entry Capital Securities Certificate to Book-Entry Capital Securities Certificate. If the Holder of a Capital Securities Certificate (other than a Book-Entry Capital Securities Certificate) wishes at any time to transfer all or any portion of the Capital Securities represented thereby to a Person who wishes to take delivery thereof in the form of Book-Entry Capital Securities represented by a Book-Entry Capital Securities Certificate, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Security Registrar of (A) such Capital Securities Certificate as provided in Section 5.5(a) and instructions satisfactory to the Security Registrar directing that a specified number of Capital Securities to be represented by the Book-Entry Capital Securities Certificate not greater than the number of Capital Securities represented by such Capital Securities Certificate be credited to a specified Clearing Agency Participant's account and (B) a Restricted Securities Certificate duly executed by such Holder or his attorney duly authorized in writing, then the Security Registrar shall cancel such Capital Securities Certificate (and issue a new Capital Securities Certificate in respect of any untransferred portion thereof) as provided in Section 5.5(a) and increase the aggregate Liquidation Amount of the Book-Entry Capital Securities Certificate by the Liquidation Amount represented by such Capital Securities so transferred as provided in Section 5.4(c).

                  (ii) Non-Book-Entry Capital Securities Certificate to Non-Book-Entry Capital Securities Certificate. A Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate may be transferred, in whole or in part, to a Person who takes delivery in the form of another Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate as provided in Section 5.5(a), provided that if the Capital Securities Certificate is a Restricted Capital Securities Certificate, then the Security Registrar shall have received a Restricted Securities Certificate duly executed by the transferor Holder or his attorney duly authorized in writing.

                  (iii) Exchanges between Book-Entry Capital Securities Certificate and Non-Book-Entry Capital Securities Certificate. A Book-Entry Capital Security represented by a Book-Entry Capital Securities Certificate may be exchanged for a Capital Securities Certificate that is not a Book-Entry Capital Securities Certificate as provided in Section 5.4.

                  (iv) Certain Initial Transfers of Non-Book-Entry Capital Securities Certificates. In the case of Capital Securities Certificates initially issued other than in global form, an initial transfer or exchange of such Capital Securities Certificates that does not involve any change in beneficial ownership may be made to an Institutional Accredited Investor or Investors as if such transfer or exchange were not an initial transfer or exchange; provided that a written certification is provided certifying that such exchange or transfer does not involve a change in beneficial ownership.

                  (v) Limitations Relating to Size of Blocks. Notwithstanding any other provision of this Trust Agreement, Capital Securities may only be transferred or exchanged in blocks having a Liquidation Amount of not less than $100,000. Any transfer, exchange or other disposition of Capital Securities in contravention of this Section 5.5(b)(v) shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or Owner of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

         (c) Restricted Capital Securities Legend. All Capital Securities issued hereunder shall bear a Restricted Capital Securities Legend, subject to the following:

                  (i) subject to the following Clauses of this Section 5.5(c), a Capital Securities Certificate or any portion thereof which is exchanged, upon transfer or otherwise, for a Book-Entry Capital Securities Certificate or any portion thereof shall bear a Restricted Capital Securities Legend;

                  (ii) subject to the following Clauses of this Section 5.5(c), a new Capital Securities Certificate which is not a Book-Entry Capital Securities Certificate and is issued in exchange for another Capital Securities Certificate (including a Book-Entry Capital Securities Certificate) or any portion thereof, upon transfer or otherwise, shall bear a Restricted Capital Securities Legend;

                  (iii) after July 8, 1998, a new Capital Securities Certificate (other than a Book-Entry Capital Security Certificate) which does not bear a Restricted Capital Securities Legend shall (unless an Administrator provides an Opinion of Counsel to the contrary) be issued in exchange for or in lieu of a Restricted Capital Securities Certificate or any portion thereof if the Property Trustee has received an Unrestricted Securities Certificate, in the form of Exhibit G hereto, duly executed by the Holder or the Owner of such Restricted Capital Securities Certificate or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Administrators shall execute and deliver such a new Capital Securities Certificate in exchange for or in lieu of such other Restricted Capital Securities Certificate as provided in this Article Five;

                  (iv) a new Capital Securities Certificate (other than a Book-Entry Capital Securities Certificate) which does not bear a Restricted Capital Securities Legend may be issued in exchange for or in lieu of a Restricted Capital Securities Certificate or any portion thereof based on an Opinion of Counsel, stating that placing such a legend upon such new Capital Securities Certificate is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Administrators, shall execute and deliver such a new Capital Securities Certificate as provided in this Article Five; and

                  (v) notwithstanding the foregoing provisions of this Section 5.5(c), a Successor Capital Securities Certificate of a Capital Securities Certificate that does not bear a Restricted Capital Securities Legend shall not bear such form of legend unless a Responsible Officer of the Property Trustee has actual knowledge (without conducting any independent inquiry) that such Successor Capital Securities Certificate is a "restricted security" within the meaning of Rule 144, in which case the Administrators shall authenticate and deliver a new Capital Securities Certificate bearing a Restricted Capital Securities Legend in exchange for such Successor Capital Securities Certificate as provided in this Article Five.

         SECTION 5.6. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.

         If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrators such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrators, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrators or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

         SECTION 5.7. Persons Deemed Securityholders.

         The Trustees, the Administrators or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees, the Administrators nor the Securities Registrar shall be bound by any notice to the contrary.

         SECTION 5.8. Access to List of Securityholders' Names and Addresses.

         Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Trustees or the Administrators accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 5.9. Maintenance of Office or Agency.

         The Property Trustee shall designate, with the consent of the Administrators, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Corporate Trust Office of the Property Trustee is initially designated the office for such purpose. The Administrators or the Property Trustee shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

         SECTION 5.10. Appointment of Paying Agent.

         The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrators. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove the Paying Agent in its sole discretion. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and reasonably acceptable to the Administrators. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrators and the Property Trustee. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor that is reasonably acceptable to the Administrators to act as Paying Agent (which shall be a bank or trust company). Such successor Paying Agent or any additional Paying Agent shall execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         SECTION 5.11. Ownership of Common Securities by Depositor.

         At the Time of Delivery, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, other than a transfer in connection with a consolidation or merger of the Depositor into another Person, or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, any attempted transfer of the Common Securities shall be void. The Administrators shall cause the Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

         SECTION 5.12. Notices to Clearing Agency.

         To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Capital Securities Certificates shall have been issued to all Owners pursuant to Section 5.4(b), the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

         SECTION 5.13. Rights of Securityholders.

         (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.9, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

         (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee with a copy to the Property Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

         At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as in the Indenture provided, the Holders of a majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay

                           (A) all overdue installments of interest (including
                  any Additional Interest (as defined in the Indenture)) on all of the Debentures,

                           (B) the principal of (and premium, if any, on) any
                  Debentures which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                           (C) all sums paid or advanced by the Debenture
                  Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

                  (ii) all Events of Default with respect to the Debentures, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

         The Holders of a majority in aggregate Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture.
No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities all or part of which is represented by Book-Entry Capital Securities Certificates, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this
Section 5.13(b).

         (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.9 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.13(b) and this Section 5.13(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.


                                   ARTICLE VI.

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

         SECTION 6.1. Limitations on Voting Rights.

         (a) Except as provided in this Section, in Sections 5.13, 8.10 and 10.2 and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

         (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all Outstanding Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action shall not cause the Trust to be classified as an association taxable as a corporation for United States Federal income tax purposes.

         (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to fail to be classified as a grantor trust for United States Federal income tax purposes.

         SECTION 6.2. Notice of Meetings.

         Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.8 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

         SECTION 6.3. Meetings of Capital Securityholders.

         No annual meeting of Securityholders is required to be held. The Administrators, however, shall call a meeting of Capital Securityholders to vote on any matter upon the written request of the Capital Securityholders of record of 25% of the Outstanding Capital Securities (based upon their Liquidation Amount) and the Administrators or the Property Trustee may, at any time in their discretion, call a meeting of Capital Securityholders to vote on any matters as to which Capital Securityholders are entitled to vote.

         Capital Securityholders of record of 50% of the Outstanding Capital Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Capital Securityholders.

         If a quorum is present at a meeting, an affirmative vote by the Capital Securityholders of record present, in person or by proxy, holding more than a majority of the Capital Securities (based upon their Liquidation Amount) held by the Capital Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Capital Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

         SECTION 6.4. Voting Rights.

         Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

         SECTION 6.5. Proxies, etc.

         At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrators, or with such other officer or agent of the Trust as the Administrators may direct, for verification prior to the time at which such vote shall be taken. If authorized by the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

         SECTION 6.6. Securityholder Action by Written Consent.

         Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding more than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

         SECTION 6.7. Record Date for Voting and Other Purposes.

         For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrators or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of a distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

         SECTION 6.8. Acts of Securityholders.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrator. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Trustees, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

         The ownership of Capital Securities shall be proved by the Securities Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

         Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

         If any dispute shall arise between the Securityholders and the Administrators or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

         SECTION 6.9. Inspection of Records.

         Upon reasonable notice to the Administrators and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.


                                  ARTICLE VII.

                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.1. Representations and Warranties of the Property Trustee, the Delaware Trustee and the Administrators.

         The Property Trustee, the Delaware Trustee and the Administrators, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

         (a) the Property Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York;

         (b) the Property Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (c) the Delaware Trustee is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

         (d) the Delaware Trustee has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

         (e) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee, and the Delaware Trustee and the Administrators in their capacity as such, and constitutes the valid and legally binding agreement of each of the Property Trustee, and the Delaware Trustee and the Administrators in their capacity as such, enforceable against them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         (f) the execution, delivery and performance of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and the Delaware Trustee and does not require any approval of stockholders of the Property Trustee and the Delaware Trustee and such execution, delivery and performance will not (i) violate the Charter or By-laws of the Property Trustee or the Delaware Trustee, (ii) result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Delaware Trustee is a party or by which it is bound or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Delaware Trustee;

         (g) neither the authorization, execution or delivery by the Property Trustee or the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee or the Delaware Trustee (as appropriate in context) contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing Federal law governing the banking, trust or general powers of the Property Trustee or the Delaware Trustee, as the case may be, under the laws of the United States or the State of Delaware; and

         (h) there are no proceedings pending or, to the best of each of the Property Trustee's and the Delaware Trustee's knowledge, threatened against or affecting the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, in the good faith judgment of the Property Trustee or the Delaware Trustee, as the case may be, individually or in the aggregate, would materially and adversely affect the Trust or the right, power and authority of the Property Trustee or the Delaware Trustee, as the case may be, to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

         SECTION 7.2. Representations and Warranties of Depositor.

         The Depositor hereby represents and warrants for the benefit of the Securityholders that:

         (a) the Trust Securities Certificates issued at each Time of Delivery on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

         (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.


                                  ARTICLE VIII.

                        THE TRUSTEES; THE ADMINISTRATORS

         SECTION 8.1. Certain Duties and Responsibilities.

         (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in this Trust Agreement and, after an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The Trustees shall have all the privileges, rights and immunities provided by the Delaware Business Trust Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees or Administrators to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees or Administrators shall be subject to the provisions of this Article. Nothing in this Trust Agreement shall be construed to release the Property Trustee from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct. To the extent that, at law or in equity, an Administrator has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, such Administrator shall not be liable to the Trust or to any Securityholder for such Administrator's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrators otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrators.

         (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees and Administrators are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.1(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

         (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

                  (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

                  (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section
         3.1 and except to the extent otherwise required by law; and

                  (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrators or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrators or the Depositor.

         SECTION 8.2. Certain Notices.

         Within 90 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Securityholders, the Administrators and the Depositor, unless such Event of Default shall have been cured or waived.

         Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Securityholders, unless such exercise shall have been revoked.

         SECTION 8.3. Certain Rights of Property Trustee

         Subject to the provisions of Section 8.1:

         (a) the Property Trustee may conclusively rely and shall fully be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) if, other than during the occurrence and continuance of an Event of Default, (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions of this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

         (c) any direction or act of the Depositor or the Administrators contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

         (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate as to factual matters (other than the interpretation of this Agreement) which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrators;

         (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

         (f) the Property Trustee may consult with counsel of its selection (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

         (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

         (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorney appointed with due care by it hereunder;

         (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (iii) shall be fully protected in acting in accordance with such instructions;

         (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement;

         (l) when the Property Trustee incurs expenses or renders services in connection with a Bankruptcy Event, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally; and

         (m) the Property Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Property Trustee obtains actual knowledge of such event or the Property Trustee receives written notice of such event from Securityholders holding more than a majority of Capital Securities (based upon Liquidation Amount).

         No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

         SECTION 8.4. Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

         SECTION 8.5. May Hold Securities.

         Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.8 and 8.13 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

         SECTION 8.6. Compensation; Indemnity; Fees.

         The Depositor agrees:

         (a) to pay to the Trustees from time to time such compensation as agreed in writing between the Depositor and the Trustees for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Trustee, (ii) any Affiliate of any Trustee, (iii) any officer, director, shareholder, employee, representative or agent of any Trustee and (iv) any employee or agent of the Trust or its Affiliates (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

         The provisions of this Section 8.6 shall survive the termination of this Trust Agreement or the earlier resignation or removal of any Trustee.

         No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.6.

         The Depositor and any Trustee (in the case of the Property Trustee, subject to Section 8.8 hereof) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. Neither the Depositor, nor any Trustee, shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and the Depositor or any Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

         SECTION 8.7. Corporate Property Trustee Required; Eligibility of Trustees and Administrators.

         (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, shall have a combined capital and surplus of at least $50,000,000 and at the time of appointment shall have unsecured securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

         (b) There shall at all times be one or more Administrators hereunder with respect to the Trust Securities. Each Administrator shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

         (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

         SECTION 8.8. Conflicting Interests.

         If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

         SECTION 8.9. Co-Trustees and Separate Trustee.

         Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrators by agreed action by the majority of such Administrators, shall have power to appoint, and upon the written request of the Administrators, the Depositor shall for such purpose join with the Administrators in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have the power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

         Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

         (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder shall be exercised solely by such Trustees and not by such co-trustee or separate trustee.

         (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

         (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have the power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

         (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

         (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

         (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         SECTION 8.10. Resignation and Removal; Appointment of Successor.

         No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11. Subject to the immediately preceding sentence, a Relevant Trustee may resign at any time by giving written notice thereof to the Securityholders.

         Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed and replaced at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time only by Act of the Holders of a majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrator may be removed and replaced by the Holder of Common Securities at any time. If the instrument of acceptance by the successor Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of removal, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, the Capital Securityholders, by Act of the Securityholders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee shall have been so appointed by the Capital Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

         The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.8 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event an Administrator or a Delaware Trustee who is a natural person dies or becomes incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrators if there are at least two of them or otherwise by the Depositor (with the successor being a Person who satisfies the eligibility requirement for an Administrator set forth in Section 8.7).

         SECTION 8.11. Acceptance of Appointment by Successor.

         In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

         Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

         No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

         SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.

         Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 8.13. Preferential Collection of Claims Against Depositor or Trust.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

         Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 8.14. Reports by Property Trustee.

         (a) Not later than 60 days after May 15 of each year commencing with May 15, 1998, the Property Trustee shall transmit to all Securityholders in accordance with Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:

                  (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect; and

                  (ii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

         (b) In addition, the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with the Depositor.

         SECTION 8.15. Reports to the Property Trustee.

         The Depositor and the Administrators on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 8.16. Evidence of Compliance with Conditions Precedent.

         Each of the Depositor and the Administrators on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314 (c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

         SECTION 8.17. Number of Trustees and Administrators

         (a) The number of Trustees shall be two. The Property Trustee and the Delaware Trustee may be the same Person. The number of Administrators shall be three, provided that the Holder of the Common Securities by written instrument may increase or decrease the number of Administrators.

         (b) If a Trustee or Administrator ceases to hold office for any reason a vacancy shall occur. The vacancy shall be filled with a Trustee or Administrator appointed in accordance with Section 8.10. or 8.19. as the case may be.

         (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust.

         SECTION 8.18. Delegation of Power.

         (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.7(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

         (b) The Administrators shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement, as set forth herein.

         SECTION 8.19. Appointment of Administrators.

         (a) The Administrators shall be appointed by the Common Securityholder and may be removed by the Common Securityholder at any time. Each Administrator shall sign an agreement agreeing to comply with the terms of this Trust Agreement. If at any time there is no Administrator, the Property Trustee or any Securityholder who has been a Securityholder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrators.

         (b) Whenever a vacancy in the number of Administrators shall occur, until such vacancy is filled by the appointment of an Administrator in accordance with this Section 8.19, the Administrators in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrators and shall discharge all the duties imposed upon the Administrators by this Trust Agreement.

         Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrator who is a natural person dies or becomes, in the opinion of the Common Securityholder, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the unanimous act of the remaining Administrators if there were at least two of them prior to such vacancy (with the successor in each case being a Person who satisfies the eligibility requirement for Administrators set forth in
Section 8.7).


                                   ARTICLE IX.

                       TERMINATION, LIQUIDATION AND MERGER

         SECTION 9.1. Termination Upon Expiration Date.

         Unless earlier terminated, the Trust shall automatically terminate on June 30, 2046 (the "Expiration Date"), following the distribution of the Trust Property in accordance with Section 9.4.

         SECTION 9.2. Early Termination

         The first to occur of any of the following events is an "Early Termination Event":

         (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

         (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distribute Debentures to Securityholders in exchange for the Capital Securities; provided, however, that the Property Trustee shall have first received an Opinion of Counsel to the effect that such distribution will not be a taxable event to the Holders;

         (c) the redemption of all of the Capital Securities in connection with the redemption of all the Debentures; and

         (d) the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

         SECTION 9.3. Termination.

         The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.4, or upon the redemption of all of the Trust Securities pursuant to Section 4.2, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrators, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

         SECTION 9.4. Liquidation.

         (a) If an Early Termination Event specified in clause (a), (b) or (d) of Section 9.2 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

                  (i)  state the Liquidation Date;

                  (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

                  (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Property Trustee or the Administrators shall deem appropriate.

         (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

         (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to holders of Trust Securities Certificates, upon surrender of such certificates to the Administrators or their agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (iv) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

         (d) In the event that, notwithstanding the other provisions of this
Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. Any such determination and liquidation by the Property Trustee shall be conclusive upon the Securityholders and the Property Trustee shall have no liability in connection therewith.

         SECTION 9.5. Mergers, Consolidations, Amalgamations or Replacements of the Trust.

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to Article IX. At the request of the Holder of the Common Securities, with the consent of the Holders of a majority (based on Liquidation Amounts) of the Capital Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Holders of a majority (based on Liquidation Amounts) of Capital Securities appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, quoted or traded, or any Successor Securities will be listed or quoted upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, quoted or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor and the Property Trustee have received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

         SECTION 10.1. Limitation of Rights of Securityholders

         The death or incapacity of any person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         SECTION 10.2. Amendment.

         (a) This Trust Agreement may be amended from time to time by the Property Trustee, the Delaware Trustee and the Common Securityholders without the consent of any Capital Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an investment company under the 1940 Act; provided, however, that such action shall not adversely affect in any material respect the interests of any Securityholder, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

         (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Holder of Common Securities (without execution of any amendment by the Depositor) and with (i) the consent of Capital Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Capital Securities then Outstanding and
(ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an investment company under the 1940 Act.

         (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.3 or 6.6 hereof), this paragraph (c) of this Section 10.2 may not be amended.

         (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an investment company under the 1940 Act or fail or cease to be classified as a grantor trust for United States Federal income tax purposes.

         (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

         (f) In the event that any amendment to this Trust Agreement is made, the Administrators or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

         (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement or would otherwise expose the Property Trustee to any liability or be contrary to applicable law. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

         SECTION 10.3. Separability.

         In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.4. Governing Law.

         THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. THE PROVISIONS OF SECTION 3540 AND 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THIS TRUST.

         SECTION 10.5. Payments Due on Non-Business Day.

         If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day (except as otherwise provided in Sections 4.1(a) and 4.2(d)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

         SECTION 10.6. Successors.

         This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

         SECTION 10.7. Headings.

         The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

         SECTION 10.8. Reports, Notices and Demands.

         Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Capital Securityholder, to such Capital Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to USF&G Corporation, 6225 Smith Avenue, Baltimore, Maryland, 21209 Attention: Treasurer, facsimile no.: (410) 205-6672. Any notice to Capital Securityholders may also be given to such Owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

         Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee, the Delaware Trustee or the Administrators shall be given in writing by deposit thereof, first class postage prepaid, in the United States mail, hand delivery or overnight courier or by facsimile transmission (confirmed by delivery of the original), in each case, addressed (until another address is published by the Trust) as follows: (a) with respect to the Trust, to the Delaware Trustee, the Property Trustee, and the Administrators at their respective addresses set forth below; (b) with respect to the Property Trustee to The Bank of New York, 101 Barclay Street, Floor 21 W, New York, New York 10286, Attention: Corporate Trust Trustee Administration; (c) with respect to the Delaware Trustee, to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711; and (d) with respect to the Administrators, to them at the address above for notices to the Depositor, marked "Attention Administrators of USF&G Capital III." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

         SECTION 10.9. Agreement Not to Petition.

         Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustees or the Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

         SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

         (a) The Trust Indenture Act shall apply as a matter of contract to this Trust Agreement for purposes of interpretation, construction and defining the rights and obligations hereunder.

         (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

         (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or excluded, as the case may be.

         (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

         SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture.

         THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

                                 USF&G CORPORATION


                                 By:
                                      Name:        Ron Mishler
                                      Title:       Vice President - Treasurer


                                 THE BANK OF NEW YORK,
                                 as Property Trustee


                                 By:
                                      Name:
                                      Title:


                                 THE BANK OF NEW YORK (DELAWARE),
                                 as Delaware Trustee


                                 By:
                                      Name:
                                      Title:







                                 THE ADMINISTRATORS


                                 ----------------------------------
                                 J. Kendall Huber, as Administrator


                                 ----------------------------------
                                 John F. Hoffen, Jr., as Administrator


                                 ----------------------------------
                                 Ron Mishler, as Administrator




                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                                USF&G CAPITAL III


         THIS CERTIFICATE OF TRUST of USF&G Capital III (the "Trust"), dated June 16, 1997, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C.(S)3801 et seq.).

         (i) Name. The name of the business trust being formed hereby is USF&G Capital III.

         (ii) Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

         (iv) Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                                 THE BANK OF NEW YORK,
                                 as Trustee


                         By_________________________________
                                 Name: ________________________
                                 Title:  _________________________

                                 THE BANK OF NEW YORK (DELAWARE), as Trustee


                                 By___________________________________
                                      Name: _________________________
                                      Title: __________________________





                                                                       EXHIBIT B

                       CERTIFICATE OF DEPOSITORY AGREEMENT

                                       OF

                                USF&G CAPITAL III




                                  July 2, 1997

The Depository Trust Company
55 Water Street, 49th Floor
New York, New York 10041-0099

Attention:    Debra Hawksby
              General Counsel's Office

                   Re: USF&G Capital III 8.312% Capital Securities, Series C

Ladies and Gentlemen:

         The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the USF&G Capital III 8.312% Capital Securities, Series C (the "Capital Securities"), of USF&G Capital III, a Delaware business trust (the "Issuer"), created pursuant to a Trust Agreement between USF&G Corporation ("USF&G"), The Bank of New York, as Property Trustee and The Bank of New York (Delaware), as Delaware Trustee. The payment of distributions on the Capital Securities, and payments due upon liquidation of the Issuer or redemption of the Capital Securities, to the extent the Issuer has funds available for the payment thereof are guaranteed by USF&G to the extent set forth in a Guarantee Agreement dated July 8, 1997 by USF&G with respect to the Capital Securities. USF&G and the Issuer propose to sell the Capital Securities to Initial Purchasers (the "Initial Purchasers") pursuant to a Purchase Agreement dated July 8, 1997 by and among the Initial Purchasers, the Issuer and USF&G, and the Initial Purchasers wish to take delivery of all or a portion of the Capital Securities through DTC. The Bank of New York is acting as transfer agent and registrar with respect to the Capital Securities (the "Transfer Agent and Registrar").

         To induce DTC to accept the Capital Securities as eligible for deposit at DTC, and to act in accordance with DTC's rules with respect to the Capital Securities, the Issuer and the Transfer Agent and Registrar make the following representations to DTC:

         1. Prior to the closing of the sale of the Capital Securities to the Initial Purchasers, which is expected to occur on June __, 1997, there shall be deposited with DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of up to 100,000 Capital Securities and bearing the following legend:

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Capital Securities will be issued, and may be transferred, only in blocks having not less than 100 Capital Securities.

         2. The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Capital Securities under certain limited circumstances (with no provision for revocation of consents or votes by subsequent holders). The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

         3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least five business days prior to the effective date of such event.

         4. In the event of distribution on, or an offering or issuance of rights with respect to, the Capital Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Capital Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Capital Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Capital Securities. After establishing the amount of payment to be made on the Capital Securities, the Issuer or the Transfer Agent and Registrar will notify DTC's Dividend Department of such payment five business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

                           Manager, Announcements
                           Dividend Department
                           The Depository Trust Company
                           7 Hanover Square, 23rd Floor
                           New York, New York 10004-2695

         The Issuer or the Transfer Agent and Registrar shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

         5. In the event of a redemption by the Issuer of the Capital Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

                           Call Notification Department
                           The Depository Trust Company
                           711 Stewart Avenue
                           Garden City, New York 11530-4719

         6. In the event of any invitation to tender the Capital Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes) shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

                           Manager, Reorganization Department
                           Reorganization Window
                           The Depository Trust Company
                           7 Hanover Square, 23rd Floor
                           New York, New York 10004-2695

         7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Capital Securities and the accompanying designation of the Capital Securities, which, as of the date of this letter, is USF&G Capital III 8.312% Capital Securities, Series C.

         8. Distribution payments or other cash payments with respect to the Capital Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Such funds shall be made payable to the order of Cede & Co., and shall be wired in accordance with the instructions in the attached Principal and Income Payments Rider.

         9. DTC may direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

         10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer's or the Transfer Agent and Registrar's invitation) necessitating a reduction in the aggregate number of Capital Securities outstanding evidenced by Global Certificates, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

         11. DTC may discontinue its services as a securities depositary with respect to the Capital Securities at any time by giving reasonable notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Capital Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Capital Securities, make available one or more separate global certificates evidencing Capital Securities to any Participant having Capital Securities credited to its DTC account, or issue definitive Capital Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar, and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

         12. In the event that the Issuer Determines that beneficial owners of Capital Securities shall be able to obtain definitive Capital Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates. In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

         13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of the Issuer.

                                         Very truly yours,

                                         USF&G CAPITAL III, as Issuer



                                         By:
                                            Name:
                                            Title:  Administrator

                                         (as Transfer Agent and Registrar)



                                         THE BANK OF NEW YORK, as Trustee



                                         By:
                                            Name:
                                            Title:



Received and Accepted:

THE DEPOSITORY TRUST COMPANY



By:
   Authorized Officer




                       PRINCIPAL AND INCOME PAYMENTS RIDER


1. This Rider supersedes any contradictory language set forth in the Letter of Representations to which it is appended.

2. With respect to payments in the Securities:

        A. Issuer or Agent shall provide notice to a standard interest and dividend announcement service subscribed to by DTC. In the event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such notice shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or (212) 709-1686, and receipt of such notices shall be confirmed by telephoning (212) 709-1270. Notices to DTC pursuant to the above by mail or any other means shall be sent to:

               Manager, Announcements
               Dividend Department
               The Depository Trust Company
               7 Hanover Square, 22nd Floor
               New York, NY 10004-2696

        B.     Issuer or Agent shall provide DTC, no later than noon (Eastern
               Time) on each periodic interest, principal or dividend payment date, a written notice of payment information containing the Security CUSIP numbers for which payment will be sent, as well as the dollar amount of payment.

        C. Dividends, interest payments and principal payments that are part of periodic principal and interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

               The Chase Manhattan Bank
               ABA #021 000 021
               For credit to a/c Cede & Co.
               c/o The Depository Trust Company
               Dividend Deposit Account #088-026778

        D. Maturity and redemption payments with CUSIP-level detail shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds by 2:30 p.m. (Eastern Time) on the payable date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

               The Chase Manhattan Bank
               ABA #021 000 021
               For credit to a/c Cede & Co.
               c/o The Depository Trust Company
               Dividend Deposit Account #066-027306

        E. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase affected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds by 2:30 p.m. (Eastern Time) on the first payable date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                  The Chase Manhattan Bank
                  ABA #021 000 021
                  For credit to a/c Cede & Co.
                  c/o The Depository Trust Company
                  Dividend Deposit Account #066-027608




               REPRESENTATIONS FOR PRO RATA REDUCTION OF PRINCIPAL
                   To be included in Letter of Representations

         In the event of a pro rata reduction of principal, Trustee/Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less that $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably five, but not less than two, business days prior to each payment date. Such notices, which shall clearly indicate that they relate to a pro rata reduction of principal and which shall also contain the current pool factor or ratio and Trustee/Agent contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 789-1723, or if by mail by any other means to:

                                     Manager, Announcements
                                     Dividend Department
                                     The Depository Trust Company
                                     7 Hanover Square; 22nd Floor
                                     New York, NY 10004-2695

Excluded from the applicability of any pro rata reduction shall be any reduction that would cause a holder to hold fewer that 100 Capital Securities.







                    REPRESENTATIONS FOR RULE 144A SECURITIES
                 to be included in DTC Letter of Representations

         1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities (footnote 1) eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS identification number that was different from any CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

         2. Issuer represents that the Securities are an issue of nonconvertible debt securities or nonconvertible preferred stock which is rated in one of the top four categories by a nationally recognized statistical rating organization ("Investment - Grade Securities")

         3. If the Securities are not Investment Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall not longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

         4. Issuer and Agent acknowledge that so long as Cede & Co. is a record owner of the Securities, Cede & Co., shall be entitled to all applicable voting rights and to receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any DTC Participant ("Participant") having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect of Securities, and to receive from DTC certificates evidencing Securities. Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or of any state or federal securities laws; or (c) of the offering documents.



                                                                       EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE

Certificate Number
                                                     Number of Common Securities
C-0001                                                                __________

                    Certificate Evidencing Common Securities

                                       of

                                USF&G Capital III

                            8.312% Common Securities
                 (liquidation amount $1,000 per Common Security)

         USF&G Capital III, a statutory business trust formed under the Business Trust Act of the State of Delaware (the "Trust"), hereby certifies that ___________________ (the "Holder") is the registered owner of
___________________ (__________) common securities of the Trust representing beneficial interests of the Trust and designated the 8.312% Common Securities (liquidation amount $1,000 per common security) (the "Common Securities"). In accordance with Section 5.11 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of July 8, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrators of the Trust has executed this certificate this 8th day of July, 1997.


                                         USF&G CAPITAL III


                                         By:___________________________
                                            Name: J. Kendall Huber
                                            Title:  Administrator




                                                                       EXHIBIT D

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

         AGREEMENT dated as of July 8, 1997, between USF&G Corporation, a Maryland corporation ("USF&G Corporation"), and USF&G Capital III, a Statutory business trust formed under the Business Trust Act of the State of Delaware (the "Trust").

         WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Debentures from USF&G Corporation and to issue and sell 8.312% Capital Securities, Series C (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust, dated as of July 8, 1997, as the same may be amended from time to time (the "Trust Agreement");

         WHEREAS, USF&G Corporation will directly or indirectly own all of the Common Securities of the Trust and will issue the Debentures;

         NOW, THEREFORE, in consideration of the purchase by each holder of the Capital Securities, which purchase USF&G Corporation hereby agrees shall benefit USF&G Corporation and which purchase USF&G Corporation acknowledges will be made in reliance upon the execution and delivery of this Agreement, USF&G Corporation and the Trust hereby agree as follows:


                                    ARTICLE I

         SECTION 1.1. Guarantee by USF&G Corporation.

         Subject to the terms and conditions hereof, USF&G Corporation hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust (including, without limitation, any tax liability of the Trust), other than obligations of the Trust to pay to holders of any Capital Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.


         SECTION 1.2. Term of Agreement.

         This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Capital Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by USF&G Corporation and The Bank of New York, as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

         SECTION 1.3. Waiver of Notice.

         USF&G Corporation hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and USF&G Corporation hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 1.4. No Impairment.

         The obligations, covenants, agreements and duties of USF&G Corporation under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the obligations;

         (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

         (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, USF&G Corporation with respect to the happening of any of the foregoing.

         SECTION 1.5. Enforcement.

         A Beneficiary may enforce this Agreement directly against USF&G Corporation and USF&G Corporation waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against USF&G Corporation.

         SECTION 1.6. Subrogation.

         USF&G Corporation shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Beneficiaries by USF&G Corporation under this Agreement; provided, however, that USF&G Corporation shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                   ARTICLE II

         SECTION 2.1. Binding Effect.

         All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of USF&G Corporation and shall inure to the benefit of the Beneficiaries.

         SECTION 2.2. Amendment.

         So long as there remains any Beneficiary or any Capital Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Capital Securities.

         SECTION 2.3. Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

                  USF&G Capital III
                  c/o USF&G Corporation
                  6225 Smith Avenue
                  Baltimore, Maryland 21209
                  Attention: Treasurer

                  USF&G Corporation
                  6225 Smith Avenue
                  Baltimore, Maryland  21209
                  Facsimile No.: (410) 205-6672
                  Attention: Treasurer

         SECTION 2.4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         THIS AGREEMENT is executed as of the day and year first above written.

                                         USF&G CORPORATION


                                         By: _____________________________
                                             Name:  Dan L. Hale
                                             Title: Executive Vice President,
                                                    Chief Financial Officer


                                         USF&G Capital III


                                         By: _____________________________
                                             Name:  J. Kendall Huber
                                             Title: Administrator




                                                                     EXHIBIT E-1

                   CAPITAL SECURITIES CERTIFICATE (BOOK-ENTRY)

                              [FACE OF CERTIFICATE]


         THIS SECURITY IS A GLOBAL CAPITAL SECURITIES CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THE CAPITAL SECURITIES REPRESENTED HEREBY ARE EXCHANGEABLE IN WHOLE OR IN PART FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THE CAPITAL SECURITIES REPRESENTED HEREBY (OTHER THAN A TRANSFER OF SUCH CAPITAL SECURITIES AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE CAPITAL SECURITIES EVIDENCED HEREBY AND ANY JUNIOR SUBORDINATED DEBENTURES ISSUABLE IN CONNECTION THEREWITH HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL PURCHASERS (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE CAPITAL SECURITIES OR THE JUNIOR SUBORDINATED DEBENTURES. IN ADDITION, THE CAPITAL SECURITIES EVIDENCED HEREBY MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

         THE CAPITAL SECURITIES EVIDENCED HEREBY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS SUCH PERSON (A) IS NOT ITSELF, AND IS NOT ACQUIRING CAPITAL SECURITIES WITH "PLAN ASSETS" OF, AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY") OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE, HOLDING OR OTHER TRANSFER OF CAPITAL SECURITIES.

         THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.



Certificate Number                                  Number of Capital Securities
PG-


                                    CUSIP NO.
                  Certificate Evidencing Capital Securities of

                                USF&G Capital III

                       8.312% Capital Securities, Series C
                (liquidation amount $1,000 per Capital Security)


         USF&G Capital III, a business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of one hundred thousand (100,000) capital securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the USF&G Capital III 8.312% Capital Securities, Series C (liquidation amount $1,000 per Capital Security) (the "Capital Securities"), or such other amount (which, when taken together with all other outstanding Capital Securities, shall not exceed 100,000 Capital Securities in the aggregate at any time) as may be set forth in the records of the Securities Registrar. The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of July 8, 1997, 1996, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by USF&G Corporation, a Maryland corporation, and The Bank of New York, as guarantee trustee, dated as of July 8, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         This Certificate is not valid unless authenticated by the Property Trustee.

         WITNESS the signature of a duly authorized Administrator of the Trust.



Dated: July 8, 1997                      USF&G CAPITAL III



                                         By:___________________________
                                            Name:
                                            Administrator



Authenticated:

THE BANK OF NEW YORK



By:_____________________
   Property Trustee





                                                                     EXHIBIT E-2

                         CAPITAL SECURITIES CERTIFICATE

         THE CAPITAL SECURITIES EVIDENCED HEREBY AND ANY JUNIOR SUBORDINATED DEBENTURES ISSUABLE IN CONNECTION THEREWITH HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL PURCHASERS (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE CAPITAL SECURITIES OR THE JUNIOR SUBORDINATED DEBENTURES. IN ADDITION, THE CAPITAL SECURITIES EVIDENCED HEREBY MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 C100 CAPITAL SECURITIES. ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

         THE CAPITAL SECURITIES EVIDENCED HEREBY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS SUCH PERSON (A) IS NOT ITSELF, AND IS NOT ACQUIRING CAPITAL SECURITIES WITH "PLAN ASSETS" OF, AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY") OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE, HOLDING OR OTHER TRANSFER OF CAPITAL SECURITIES.

         THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.



Certificate Number                                  Number of Capital Securities



                              CUSIP NO. ___________
                  Certificate Evidencing Capital Securities of

                                USF&G Capital III

                       8.312% Capital Securities, Series C
                (liquidation amount $1,000 per Capital Security)

         USF&G Capital III, a business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _____________ (the "Holder") is
the registered owner of     (  ) capital securities of the Trust representing an
undivided beneficial interest in the assets of the Trust and designated the USF&G Capital III 8.312% Capital Securities, Series C (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of July 8, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by USF&G Corporation, a Maryland corporation, and The Bank of New York, as guarantee trustee, dated as of July 8, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

        Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         This Certificate is not valid unless authenticated by the Property Trustee. WITNESS the signature of a duly authorized Administrator of the Trust.

Dated: July 8, 1997                      USF&G CAPITAL III


                                         By: ___________________________________
                                            Name:
                                            Administrator


Authenticated:

THE BANK OF NEW YORK


By: ______________________
      Property Trustee





ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers

___________________________________ Capital Securities represented by the within (Transfer of fewer than 100 Capital Securities are prohibited)

Certificate to:

-------------------------------------------------------------------------------
                            (Insert assignee's name)

-------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints_______________________________________________________

-------------------------------------------------------------------------------

agent to transfer said Capital Securities on the books of the Trust. The agent may substitute another to act for him or her.

Date: _________________________

Signature: ____________________________________________________________________
           (Sign exactly as your name appears on the other side of this Capital Security Certificate)


The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.






                                                 EXHIBIT F -- Form of Restricted
                                                          Securities Certificate



                        RESTRICTED SECURITIES CERTIFICATE

          (For transfers pursuant to ss. 5.5(b) of the Trust Agreement)


[-------------------------],
  as Security Registrar
[address]


                  Re: 8.312% Capital Securities, Series C of USF&G Capital III
                      the "Trust") (the "Capital Securities")

                  Reference is made to the Amended and Restated Trust Agreement, dated as of July 8, 1997 (the "Trust Agreement"), among USF&G Corporation, as Depositor, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee. Terms used herein and defined in the Trust Agreement or in Regulation S, Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to $_____________ aggregate Liquidation Amount of Capital Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                  CUSIP No(s). ___________________________

                  CERTIFICATE No(s). _____________________

                  CURRENTLY IN BOOK-ENTRY FORM:  _____ Yes  _____ No (check one)

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Book-Entry Capital Securities Certificate, they are held through the Clearing Agency or a Clearing Agency Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Book-Entry Capital Securities Certificate, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Capital Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A, Rule 904 or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

                  (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                           (A) the Specified Securities are being transferred to
                  a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                           (B) the Owner and any person acting on its behalf
                  have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

                  (2) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                          (A) the Owner is not a distributor of the Securities, an affiliate of the Depositor or the Trust or any such distributor or a person acting on behalf of any of the foregoing;

                           (B) the offer of the Specified Securities was not
                  made to a person in the United States;

                           (C) either;

                                    (i) at the time the buy order was
                           originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                                    (ii) the transaction is being executed in,
                           on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                           (D) no directed selling efforts have been made in the
                  United States by or on behalf of the Owner or any affiliate thereof; and

                  (3) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                           (A) the transfer is occurring after a holding period
                  of at least one year (computed in accordance with paragraph
                  (d) of Rule 144) has elapsed since the date the Specified Securities were acquired from the Depositor or the Trust or from an affiliate (as such term is defined in Rule 144) of the Depositor or the Trust, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144; or

                           (B) the transfer is occurring after a holding period
                  of at least two years has elapsed since the date the Specified Securities were acquired from the Depositor or the Trust or from an affiliate (as such term is defined in Rule 144) of the Depositor or the Trust, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Depositor or the Trust.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trust and the Initial Purchasers.





Dated:                        ____________________________________________
                               (Print the name of the Undersigned, as such
                                term is defined in the second paragraph of this certificate.)





                                By:________________________________________
                                   Name:
                                   Title:

                               (If the Undersigned is a corporation,
                                partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)





                                             EXHIBIT G -- Form of Unrestricted
                                                          Securities Certificate


                       UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Restricted Capital Securities Legends pursuant to ss. 5.5(c) of the Trust Agreement)



[-------------------------],
 as Security Registrar
[address]

                  Re: 8.312% Capital Securities, Series C of USF&G Capital III (the "Trust") (the "Capital Securities")

                  Reference is made to the Amended and Restated Trust Agreement, dated as of July 8, 1997 (the "Trust Agreement"), among USF&G Corporation, as Depositor, The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee. Terms used herein and defined in the Trust Agreement or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to $_____________ aggregate Liquidation Amount of Capital Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                  CUSIP No(s). ___________________________

                  CERTIFICATE No(s). _____________________

                  CURRENTLY IN BOOK-ENTRY FORM:  _____ Yes  _____ No (check one)

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Book-Entry Capital Securities Certificate, they are held through the Clearing Agency or a Clearing Agency Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Book-Entry Capital Securities Certificate, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be exchanged for Capital Securities bearing no Restricted Capital Securities Legend pursuant to Section 5.5(c) of the Trust Agreement. In connection with such exchange, the Owner hereby certifies that a period of at least two years has elapsed since the date the Specified Securities were acquired from the Depositor or the Trust or from an affiliate of the Depositor or the Trust and the Owner is not, and during the preceding three months has not been, an affiliate of the Depositor or the Trust. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trust and the Initial Purchasers.



Dated:                           ____________________________________________
                                (Print the name of the Undersigned, as such
                                 term is defined in the second paragraph of this certificate.)





                                 By:_______________________________________
                                   Name:
                                   Title:

                                (If the Undersigned is a corporation,
                                 partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)



(Footnote 1) A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

                                USF&G CORPORATION



                                       to



                              THE BANK OF NEW YORK



                                     Trustee





                          JUNIOR SUBORDINATED INDENTURE


                            Dated as of July 8, 1997










         JUNIOR SUBORDINATED INDENTURE, dated as of July 8, 1997, between USF&G Corporation, a Maryland corporation (hereinafter called the "Company") having its principal office at 6225 Smith Avenue, Baltimore, Maryland 21209, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (hereinafter called the "Trustee").


                             RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured junior subordinated debt securities in series (hereinafter called the "Securities") of substantially the tenor hereinafter provided, including, without limitation, Securities issued to evidence loans made to the Company of the proceeds from the issuance from time to time by one or more business trusts (each a "USF&G Trust," and, collectively, the "USF&G Trusts") of preferred trust interests in such Trusts (the "Capital Securities") and common interests in such Trusts (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"), and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered.

     All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

     NOW THEREFORE, THIS INDENTURE WITNESSETH: For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:


                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.1.   Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (2) All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company; and

     (4) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Act" when used with respect to any Holder has the meaning specified in
Section 1.4.

     "Additional Interest" means the interest, if any, that shall accrue on any interest on the Securities of any series the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security.

     "Additional Sums" has the meaning specified in Section 10.6.

     "Additional Taxes" means the sum of any additional taxes, duties and other governmental charges to which a USF&G Trust has become subject from time to time as a result of a Tax Event.

     "Administrator" means, in respect of any USF&G Trust, each Person identified as an "Administrator" in the related Trust Agreement, solely in such Person's capacity as Administrator of such USF&G Trust under such Trust Agreement and not in such Person's individual capacity, or any successor administrator appointed as therein provided.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, no USF&G Trust to which Securities have been issued shall be deemed to be an Affiliate of the Company. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Member" means any member of, or participant in, the Depository.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depository for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

     "USF&G Guarantee" means the guarantee by the Company of distributions on the Capital Securities of a USF&G Trust to the extent provided in the Guarantee Agreement.

     "USF&G Trust" has the meaning specified in the first recital of this Indenture.

     "Board of Directors" means either the board of directors of the Company or any executive committee or other committee of that board duly authorized to act hereunder.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, or, with respect to the Securities of a series initially issued to a USF&G Trust, the principal office of the Property Trustee under the related Trust Agreement, is closed for business.

     "Capital Securities" has the meaning specified in the first recital of this Indenture.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "Common Securities" has the meaning specified in the first recital of this Indenture.

     "Common Stock" means the common stock, par value $2.50 per share, of the Company.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company Request" and "Company Order" mean, respectively, the written request or order signed in the name of the Company by the Chairman of the Board of Directors, the Chairman of the Executive Committee of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, a Vice Chairman or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office as of the date of this Indenture is located at 101 Barclay Street, Floor 21W, New York, New York 10286.

     "Corporation" includes a corporation, association, company, joint-stock company or business trust.

     "Defaulted Interest" has the meaning specified in Section 3.7.

     "Depository" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository by the Company pursuant to Section 3.1 with respect to such series (or any successor thereto).

     "Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

     "Distributions," with respect to the Trust Securities issued by a USF&G Trust, means amounts payable in respect of such Trust Securities as provided in the related Trust Agreement and referred to therein as "Distributions."

     "Dollar" means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

     "DTC" means The Depository Trust Company.

     "Event of Default" unless otherwise specified in the supplemental indenture creating a series of Securities has the meaning specified in Article V.

     "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

     "Extension Period" has the meaning specified in Section 3.11.

     "Global Security" means a Security in the form prescribed in Section 2.4 evidencing all or part of a series of Securities, issued to the Depository or its nominee for such series, and registered in the name of such Depository or its nominee.

     "Guarantee Agreement" means the Guarantee Agreement substantially in the form attached hereto as Annex C, or substantially in such form as may be specified as contemplated by Section 3.1 with respect to the Securities of any series, in each case as amended from time to time.

     "Hedging Obligations" means, with respect to any Person, all obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts, currency swap agreements or similar agreements, and (iii) other agreements or arrangements designed to protect such Person against fluctuations, or otherwise to establish financial hedges in respect of, exchange rates, currency rates or interest rates.

     "Holder" means a Person in whose name a Security is registered in the Securities Register.

     "Indebtedness" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every capital lease obligation of such Person, (vi) every Hedging Obligation, (vii) every obligation of others secured by a lien on any asset of such Person, whether or not such obligation is assumed by such Person, (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise, and (ix) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to any liability of the kind described in any of the preceding clauses (i) through (viii).

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of each particular series of Securities established as contemplated by Section 3.1.

     "Institutional Accredited Investor" means an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

     "Intercompany Indebtedness" means Indebtedness of the Company to any of its directly or indirectly owned Subsidiaries.

     "Interest Payment Date" means as to each series of Securities the Stated Maturity of an installment of interest on such Securities.

     "Junior Subordinated Debt" means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligations pursuant to which the obligation provides that it is subordinated and junior in right of payment to Senior Indebtedness pursuant to subordination provisions substantially similar to those set forth in this Indenture. Junior Subordinated Debt includes the Securities.

     "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc.

     "Notice of Default" means a written notice of the kind specified in
Section 5.1(3).

     "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

     "Original Issue Date" means the date of issuance specified as such in each Security.

     "Other Securities" means Securities transferred, upon exchange or otherwise, to holders of "Other Capital Securities" as defined in the related Trust Agreement.

     "Outstanding" means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

         (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

        (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; and

       (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or which have been paid pursuant to
Section 3.6, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Securities or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 6.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

     "Paying Agent" means the Trustee or any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment" means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest on the Securities of such series are payable pursuant to Sections 3.1 and 3.11.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any security authenticated and delivered under Section 3.6 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

     "Proceeding" has the meaning specified in Section 13.2.

     "Property Trustee" means, in respect of any USF&G Trust, the commercial bank or trust company identified as the "Property Trustee" in the related Trust Agreement, solely in its capacity as Property Trustee of such USF&G Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date with respect to the Securities of a series means, unless otherwise provided pursuant to Section 3.1 with respect to Securities of a series, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

     "Regulation D" means Regulation D under the Securities Act (or any successor provision), as it may be amended from time to time.

     "Responsible Officer" means when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Restricted Security" means each Security required pursuant to Section 3.6(c) to bear a Restricted Securities Legend.

     "Restricted Securities Certificate" means a certificate substantially in the form set forth in Annex D.

     "Restricted Securities Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 2.2 to be placed upon a Restricted Security.

     "Rights Plan" means a plan of the Company providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Common Stock or any class or series of preferred stock, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case until the occurrence of a specified event or events.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Ratings Services.

     "Securities" or "Security" means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933 (or any successor statute), as it may be amended from time to time.

     "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 3.5.

     "Senior Indebtedness" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent that such claim for post-petition interest is allowed in such proceeding) payable on, and fees, expenses, reimbursement obligations, indemnity obligations and other amounts due on or in connection with, any Indebtedness incurred, assumed or guaranteed by the Company, whether on or prior to the date of the Indenture or thereafter incurred, assumed or guaranteed, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Indebtedness which is pari passu with the Securities. Without limiting the generality of the foregoing, Senior Indebtedness shall include (i) the Company's Zero Coupon Convertible Subordinated Notes due 2009 and (ii) Intercompany Indebtedness, but does not include the Company's 8 1/2% Deferrable Interest Junior Subordinated Debentures, Series A or the Company's 8.47% Deferrable Interest Junior Subordinated Debentures, Series B (which shall rank pari passu with the Securities).

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

     "Stated Maturity" when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified pursuant to the terms of such Security as the date on which the principal of such Security or such installment of interest is due and payable, in the case of such principal, as such date may be shortened or extended as provided pursuant to the terms of such Security and this Indenture.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Tax Event" means the receipt by a USF&G Trust of an Opinion of Counsel (as defined in the relevant Trust Agreement) experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Capital Securities of such USF&G Trust, there is more than an insubstantial risk that (i) such USF&G Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Securities issued by the Company to such USF&G Trust, (ii) interest payable by the Company on such corresponding series of Securities is not, or within 90 days of the date of such Opinion of Counsel, will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes or (iii) such USF&G Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Trust Agreement" means the Trust Agreement substantially in the form attached hereto as Annex A, as amended by the form of Amended and Restated Trust Agreement substantially in the form attached hereto as Annex B, or substantially in such form as may be specified as contemplated by Section 3.1 with respect to the Securities of any series, in each case as amended from time to time.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     "Trust Indenture Act" means the Trust Indenture Act of 1939
(15 U.S.C.ss.ss.77aaa-77bbb), as amended and as in effect on the date as of this Indenture, except as provided in Section 9.5.

     "Trust Securities" has the meaning specified in the first recital of this Indenture.

     "Unrestricted Securities Certificate" means a certificate substantially in the form set forth in Annex E.

     "Vice President" when used with respect to the Company, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     SECTION 1.2.   Compliance Certificate and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.4) shall include:

     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 1.3.   Forms of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.4.   Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

     (d) The ownership of Securities shall be proved by the Securities Register.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (f) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as hereinafter in this Section 1.4(f) provided) by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in
Section 1.6.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2) or (iv) any direction referred to in
Section 5.12, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 1.6.

     With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in
Section 10.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

     (g) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

     SECTION 1.5.   Notices, Etc. to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder, any holder of Capital Securities or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust office, or

     (2) the Company by the Trustee, any Holder or any holder of Capital Securities shall be sufficient for every purpose (except as otherwise provided in Section 5.1) hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 1.6.   Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture or of the relevant Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     SECTION 1.7.   Conflict with Trust Indenture Act.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control. This Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

     SECTION 1.8.   Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 1.9.   Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 1.10.   Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.11   Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns, the holders of Senior Indebtedness, the Holders of the Securities and, to the extent expressly provided in Sections 5.2, 5.8, 5.9, 5.11, 5.13, 9.1 and 9.2, the holders of Capital Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.12.   Governing Law.

     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 1.13.   Non-Business Days.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day (and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity).


                                   ARTICLE II

                                 SECURITY FORMS

     SECTION 2.1.   Forms Generally.

     The Securities of each series and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 with respect to the authentication and delivery of such Securities.

     The Trustee's certificate of authentication shall be substantially in the form set forth in this Article.

     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such securities.

     Securities distributed to holders of Book-Entry Capital Securities upon the dissolution of a USF&G Trust shall be distributed in the form of one or more Global Securities registered in the name of a Depository or its nominee, and deposited with the Security Registrar, as custodian for such Depository, or held by such Depository, for credit by the Depository to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct). Securities distributed to holders of Capital Securities other than Book-Entry Capital Securities upon the dissolution of a USF&G Trust shall not be issued in the form of a Global Security or any other form intended to facilitate book-entry trading in beneficial interests in such Securities.


     SECTION 2.2.   Form of Face of Security.

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY AN INVESTOR WHO WAS, PRIOR TO THE DISTRIBUTION OF THIS SECURITY, HOLDING RELATED CAPITAL SECURITIES AS AN INITIAL PURCHASER THEREOF (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS HOLDING THIS SECURITY IN BOOK-ENTRY FORM AS SET FORTH IN
(A) ABOVE AND, IN ADDITION, TO AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) THAT IS AN INSTITUTIONAL INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS SECURITY.

THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.




                                USF&G CORPORATION
                               (Title of Security)
                                                                       CUSIP NO.
No.                                                                      $

     USF&G Corporation, a corporation organized and existing under the laws of Maryland (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received,
hereby promises to pay to       , or registered assigns, the principal sum of
       Dollars, or such other principal amount as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with
the Indenture, on       ,   . The Company further promises to pay interest on
said principal sum from       ,   or from the most recent interest payment date
(each such date, an "Interest Payment Date") on which interest has been paid or duly provided for semi-annually (subject to deferral as set forth herein) in arrears on [insert applicable Interest Payment Dates] of each year,
commencing       ,   , at the rate of   % per annum, until the principal hereof
shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment
[if applicable, insert--and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable
law) on any overdue installment of interest at the rate of   % per annum,
compounded semi-annually]. The amount of interest payable for any period less than a full interest period shall be computed on the basis of twelve 30-day months and a 360-day year and the actual number of days elapsed in a partial month in a period. The amount of interest payable for any full interest period shall be computed by dividing the rate per annum by two. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for [insert reference to applicable USF&G Trust] is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security
(or one or more Predecessor Securities is registered at the close of business on the Regular Record Date for such interest installment, which shall be the [insert definition of Regular Record Dates]. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from time to time, for up to ten consecutive semi-annual interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Securities) that rank pari passu in all respects with or junior in interest to this Security or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiaries of the Company if such guarantee ranks pari passu with or junior in interest to this Security (other than (a) in securities of the Company junior in interest to the Securities, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock or any class or series of preferred stock of the Company under any Rights Plan in the future or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any USF&G Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, (e) payments made on any series of Securities upon the stated maturity of such Securities and
(f) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into common stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of such stock. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed ten (10) consecutive semi-annual periods or extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and upon the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Property Trustee and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the date on which Distributions on the Capital Securities would be payable but for such deferral or (ii) the date the Property Trustee is required to give notice to any applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. For purposes hereof, the Company's Senior Indebtedness shall not be deemed to be pari passu with this Security.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payments to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                      USF&G CORPORATION


                                      By:_____________________________________
                                      [President, Vice President, Treasurer or
                                                Assistant Treasurer]
Attest:


      [Secretary or Assistant Secretary]

SECTION 2.3.   Form of Reverse of Security. ity.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of July 8, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series
designated on the face hereof, limited in aggregate principal amount to $     .

     All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of July 8, 1997 as amended (the "Trust Agreement") among USF&G Corporation, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

     Upon the occurrence and during the continuation of a Tax Event in respect of a USF&G Trust, the Company may, at its option, within 90 days of the occurrence of such Tax Event redeem this Security, in whole but not in part, subject to the provisions of Section 11.7 and the other provisions of Article XI of the Indenture, at a redemption price equal to the Make-Whole Amount for a corresponding principal amount of this Security, together with accrued Distributions to, but excluding the date fixed for redemption. [insert appropriate definition of Make-Whole Amount] [In addition, if such Tax Event relates to the deductibility of interest payable by USF&G on the Securities, and if the opinion referred to in the definition of Tax Event states that the risk of non-deductibility would be avoided if the maturity of the Securities were shortened, the Company may, at its option, shorten the maturity of the Securities by the amount stated in such opinion to be the minimum extent required in order to avoid suck risk, but in no event may the Company shorten the maturity to a Stated Maturity of less than 14 3/4 years from the date of original issuance. In the event the Company exercises such option to shorten the maturity, the Company will no longer have the right to redeem the Securities prior to their Stated Maturity.]

     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities of this series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of this series issued to a USF&G Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fails to declare the principal of all the Securities of this series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities of such USF&G Trust then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities of this series are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.


     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE NEW YORK.


     SECTION 2.4.   Additional Provisions Required in Global Security.

     Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 2.2 and 2.3, bear a legend in substantially the following form:

     "THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY."

     SECTION 2.5.   Form of Trustee's Certificate of Authentication.

     This is one of the Securities referred to in the within mentioned
Indenture.

Dated:
                                      The Bank of New York
                                      as Trustee

                                      By:____________________________
                                            Authorized Signatory


                                   ARTICLE III

                                 THE SECURITIES

     SECTION 3.1.   Title and Terms.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series:

     (a) the title of the securities of such series, which shall distinguish the Securities of the series from all other Securities;

     (b) the limit, if any, upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.6 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

     (c) the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof;

     (d) the rate or rates, if any, at which the Securities of such series shall bear interest, if any, the rate or rates and extent to which Additional Interest, if any, shall be payable in respect of any Securities of such series, the Interest Payment Dates on which such interest shall be payable, the right, pursuant to Section 3.12 or as otherwise set forth therein, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

     (e) the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

     (f) the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company;

     (g) the obligation or the right, if any, of the Company to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

     (h) the denominations in which any Securities of such series shall be issuable, if other than denominations of $100,000 and any integral multiple of $1,000 in excess thereof;

     (i) if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated and the manner of determining the equivalent thereof in Dollars for purposes of the definition of Outstanding;

     (j) the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company set forth herein with respect to the Securities of such series;

     (k) if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

     (l) the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     (m) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;

     (n) whether the Securities of the series, or any portion thereof, shall initially be issuable in the form of a temporary Global Security representing all or such portion of the Securities of such series and provisions for the exchange of such temporary Global Security for definitive Securities of such series;

     (o) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.4 and any circumstances in addition to or in lieu of those set forth in Section 3.5 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depository for such Global Security or a nominee thereof;

     (p) the appointment of any Paying Agent or Agents for the Securities of such series;

     (q) the terms of any right to convert or exchange Securities of such series into any other securities or property of the Company, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

     (r) the form or forms of the Trust Agreement, Amended and Restated Trust Agreement and Guarantee Agreement, if different from the forms attached hereto as Annexes A, B and C, respectively;

     (s) the relative degree, if any, to which the Securities of the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not; and

     (t) any other terms of the Securities of such series (which terms shall not be inconsistent with the provisions of this Indenture).

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article XIII.

     Unless otherwise provided with respect to the Securities of any series, at the option of the Company, interest on the Securities of any series that bears interest may be paid (i) by mailing a check to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the person entitled thereto as specified in the Security Register.

     SECTION 3.2.   Denominations.

     The Securities of each series shall be in registered form without coupons and shall be issuable in denominations of $100,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified as contemplated by Section 3.1.

     SECTION 3.3.   Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by its President, one of its Vice Presidents, its Treasurer or an Assistant Treasurer under its corporate seal reproduced or impressed thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 2.1 and 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating,

      (1) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 2.1, that such form has been established in conformity with the provisions of this Indenture;

      (2) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 3.1, that such terms have been established in conformity with the provisions of this Indenture; and

      (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

        Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     SECTION 3.4.   Temporary Securities.

     Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

     SECTION 3.5. Global Securities.

     (a) Each Global Security issued under this Agreement shall be registered in the name of the Depository designated by the Company for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Agreement.

     (b) Notwithstanding any other provision in this Agreement, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Security or a nominee thereof unless (a) such Depository advises the Trustee in writing that such Depository is no longer willing or able to properly discharge its responsibilities as Depository with respect to such Global Security, and the Company is unable to locate a qualified successor, (b) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depository, (c) there shall have occurred and be continuing an Event of Default or (d) pursuant to the following sentence. All or any portion of a Global Security may be exchanged for a Security that has a like aggregate principal amount and is not a Global Security upon 20 days' prior request made by the Depository or its Agent Member to the Securities Registrar.

     (c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Security Registrar for exchange or cancellation as provided in this Article III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either
(i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced, subject to Section 3.6(b)(v), or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depository, accompanied by registration instructions, the Trustee shall, subject to Section 3.5(b) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depository. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

     (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III, Section 9.6 or 11.6 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof.

     (e) The Depository or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee or its Agent Members. Neither the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depository.

     (f) The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depository and shall be limited to those established by law and agreements between such owners and the Depository and/or its Agent Members.

     SECTION 3.6. Registration, Transfer and Exchange Generally, Certain Transfers and Exchanges; Securities Act Legends.

     (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. Such register is herein sometimes referred to as the "Securities Register." The Trustee is hereby appointed "Securities Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security at the office or agency of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms and bearing such restrictive legends as may be required by this Indenture.

     At the option of the Holder, Securities may be exchanged for other Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

     Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section, (a) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of mailing of a notice of such redemption of Securities pursuant to Article XI and ending at the close of business on the day of mailing of notice of redemption or (b) to transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.

     (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Indenture, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.6(b) shall be made only in accordance with this Section 3.6(b).

          (i) Restricted Non-Global Security to Global Security. If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Security, such transfer may be effected only in accordance with the provisions of this Clause
(b)(i) and subject to the Applicable Procedures. Upon receipt by the Security Registrar of (A) such Security as provided in Section 3.6(a) and instructions satisfactory to the Security Registrar directing that a beneficial interest in the Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member's account and (B) a Restricted Securities Certificate duly executed by such Holder or his attorney duly authorized in writing, then the Security Registrar shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 3.6(a) and increase the aggregate principal amount of the Global Security by the specified principal amount as provided as provided in Section 3.5(c).

          (ii) Non-Global Security to Non-Global Security. A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 3.6(a), provided that if the Security to be transferred in whole or in part is a Restricted Security, then the Security Registrar shall have received a Restricted Securities Certificate duly executed by the transferor Holder or his attorney duly authorized in writing.

          (iii) Exchanges between Global Security and Non-Global Security. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 3.5.

          (iv) Certain Initial Transfers of Non-Global Securities. In the case of Securities initially issued other than in global form, an initial transfer or exchange of such Securities that does not involve any change in beneficial ownership may be made to an Institutional Accredited Investor or Investors as if such transfer or exchange were not an initial transfer or exchange; provided that written certification shall be provided by a Holder of such Securities to the Securities Registrar that such transfer or exchange does not involve a change in beneficial ownership.

          (v) Limitations relating to Principal Amount. Notwithstanding any other provision of this Indenture and unless otherwise specified as permitted by
Section 3.1, Securities or portions thereof may be transferred or exchanged only in principal amounts of not less than $100,000. Any transfer, exchange or other disposition of Securities in contravention of this Section 3.6(b)(v) shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or owner of any beneficial interest in such Securities for any purpose, including but not limited to the receipt of interest payable on such Securities, and such transferee shall be deemed to have no interest whatsoever in such Securities.

     (c) Restricted Securities Legend. Except as set forth below, all Securities shall bear a Restricted Securities Legend:

          (i) subject to the following Clauses of this Section 3.6(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend;

          (ii) subject to the following Clauses of this Section 3.6(c), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear a Restricted Securities Legend;

          (iii) after the date which is two years following the Original Issue Date of a Security, a new Security (other than a Global Security) which does not bear a Restricted Securities Legend shall, unless the Securities Registrar is otherwise instructed by the Company in writing, be issued in exchange for or in lieu of a Restricted Security or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, in the form of Annex E hereto, duly executed by the Holder of such legended Restricted Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article III;

          (iv) a new Security (other than a Global Security) which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Restricted Security or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Company in the form of an Officers' Certificate, shall authenticate and deliver such a new Security as provided in this Article III;

          (v) notwithstanding the foregoing provisions of this Section 3.6(c), a Successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the written direction of the Company in the form of an Officers' Certificate, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article III; and

          (v) Securities distributed to a holder of Capital Securities upon dissolution of a USF&G Trust shall bear a Restricted Securities Legend if the Capital Securities so held bear a similar legend.

     SECTION 3.7.   Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity, and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and
(ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 3.8.   Payment of Interest; Interest Rights Preserved.

     Interest on any Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to
Section 3.1 with respect to the related series of Securities.

     Any interest on any Security which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     SECTION 3.9.   Persons Deemed Owners.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.8) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of any Security.

     SECTION 3.10.   Cancellation.

     All Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities shall be returned to the Company.

     SECTION 3.11.   Computation of Interest.

     Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, and interest on the Securities of each series for a full period shall be computed by dividing the rate per annum by the number of interest periods that together constitute a full twelve months.

     SECTION 3.12.   Deferrals of Interest Payment Dates.

     If specified as contemplated by Section 2.1 or Section 3.1 with respect to the Securities of a particular series, so long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of such series, from time to time to defer the payment of interest on such Securities for such period or periods as may be specified as contemplated by Section 3.1 (each, an "Extension Period") during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the rate specified for the Securities of such series to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of the Securities of such series; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Securities) that rank pari passu in all respects with or junior in interest to the Securities of such series or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the securities of such series (other than (a) payments in securities junior in interest to the Security, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock of any class or series of preferred stock of the Company under any Rights Plan in the future or the redemption or repurchase of any rights pursuant thereto, (c) payments under any USF&G Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, (e) payments made on any series of Securities upon the stated maturity of such Securities and (f) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into common stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of such stock.). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed the period or periods specified in such Securities or extend beyond the Stated Maturity of the principal of such Securities. Upon the termination of any Extension Period and upon the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Property Trustee and the Trustee notice of its election to begin any such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Capital Securities of such USF&G Trust would have been payable except for the election to begin such Extension Period or (ii) the date the Property Trustee of such USF&G Trust is required to give notice to any applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. For purposes hereof, the Company's Senior Debt shall not be deemed to be pari passu with the Securities.

     The Trustee, at the expense of the Company, shall promptly give notice of the Company's election to begin any such Extension Period to the Holders of the Outstanding Securities of such series.

     SECTION 3.13.   Right of Set-Off.

     With respect to the Securities of a series issued to a USF&G Trust, notwithstanding anything to the contrary herein, the Company shall have the right to set-off any payment it is otherwise required to make thereunder in respect of any such Security to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the USF&G Guarantee relating to such Security or under Section 5.8 hereof.

     SECTION 3.14.   Agreed Tax Treatment.

     Each Security issued hereunder shall provide that the Company and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree that for United States Federal, state and local tax purposes it is intended that such Security constitutes indebtedness.

     SECTION 3.15.   CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or other related material as a convenience to Holders; provided that any such notice or other related material may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or other related material and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.


                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

     SECTION 4.1.   Satisfaction and Discharge of Indenture.
     This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this
Section 4.1) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (1) either

          (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

          (B) all such Securities not theretofore delivered to the Trustee for cancellation

              (i)   have become due and payable, or

              (ii) will become due and payable at their Stated Maturity within one year of the date of deposit, or

              (iii) are to be called for redemption within one year by the
                    Trustee in the name, and at the expense, of the Company,

               and the Company, in the case of Clause (B) (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Securities of such series are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, or the earlier resignation or removal of the Trustee or any Authenticating Agent, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.

     SECTION 4.2.   Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money or obligations have been deposited with or received by the Trustee.


                                    ARTICLE V

                                    REMEDIES

     SECTION 5.1.   Events of Default.

     "Event of Default," wherever used herein with respect to the Securities of any series, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) default in the payment of any interest upon any Security of that series, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

     (2) default in the payment of the principal of (or premium, if any, on) any Security of that series whether at its Maturity, upon its redemption, by declaration of acceleration or otherwise; or

     (3) default in the performance, or breach, in any material respect, of any covenant of the Company in this Indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied; or

     (4) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under Federal or State bankruptcy laws, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (5) the commencement by the Company of a voluntary case under Federal or State bankruptcy laws, as now or hereafter constituted, or the consent by the Company to the entry of a decree or order for relief in an involuntary case under any such laws; or

     (6) any other Event of Default provided with respect to Securities of that series.

     SECTION 5.2.   Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default (other than an Event of Default specified in Section 5.1(4) or 5.1(5)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to a USF&G Trust, if, upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series fail to declare the principal of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount (as defined in the related Trust Agreement) of the corresponding series of Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities of such series shall become immediately due and payable. Payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII notwithstanding that such amount shall become immediately due and payable as herein provided. If an Event of Default specified in Section 5.1(4) or 5.1(5) with respect to Securities of any series at the time Outstanding occurs, the principal amount of all the Securities of that series (or, if the Securities of that series are Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms of that series) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

          (A) all overdue installments of interest (including any Additional Interest) on all Securities of that series,

          (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

          (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

     (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by such acceleration, have been cured or waived as provided in
Section 5.13.

     In the case of Securities of a series issued to a USF&G Trust, the holders of a majority in aggregate Liquidation Amount (as defined in the related Trust Agreement) of the related series of Capital Securities issued by such USF&G Trust shall also have the right to rescind and annul such declaration and its consequences by written notice to the Company and the Trustee, subject to the satisfaction of the conditions set forth in Clauses (1) and (2) above of this
Section 5.2.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 5.3.   Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if:

     (1) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

     (2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest (including any Additional Interest); and, in addition thereto, all amounts owing the Trustee under Section 6.7.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 5.4.   Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors,

     (a) the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such judicial proceedings; and

          (ii) in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and

     (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

     SECTION 5.5.   Trustee May Enforce Claim Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 6.7, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     SECTION 5.6.   Application of Money Collected.

     Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee;

     SECOND: Subject to Article XIII, to the payment of the amounts then due and unpaid upon such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

     THIRD: The balance, if any, to the Person or Persons entitled thereto.

     SECTION 5.7.   Limitation on Suits.

     No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

     SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest; Direct Action by Holders of Capital Securities.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.8) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In the case of Securities of a series issued to a USF&G Trust, any holder of the corresponding series of Capital Securities issued by such USF&G Trust shall have the right, upon the occurrence of an Event of Default described in Section 5.1(1) or 5.1(2), to institute a suit directly against the Company for enforcement of payment to such holder of principal of (premium, if any) and (subject to Section 3.8) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement under which such USF&G Trust is formed) of such Capital Securities of the corresponding series held by such holder.

     SECTION 5.9.   Restoration of Rights and Remedies.

     If the Trustee, any Holder or any holder of Capital Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Capital Securities, then and in every such case the Company, the Trustee, the Holders and such holder of Capital Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Holders and the holders of Capital Securities shall continue as though no such proceeding had been instituted.

     SECTION 5.10.   Rights and Remedies Cumulative.

     Except as otherwise provided in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.11.   Delay or Omission Not Waiver.

     No delay or omission of the Trustee, any Holder of any Security or any holder of any Capital Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

     Every right and remedy given by this Article or by law to the Trustee or to the Holders and the right and remedy given to the holders of Capital Securities by Section 5.8 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Holders or the holders of Capital Securities, as the case may be.

     SECTION 5.12.   Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

     (1) such direction shall not be in conflict with any rule of law or with this Indenture,

     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

     (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

     SECTION 5.13.   Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities of any series affected thereby and, in the case of any Securities of a series issued to a USF&G Trust, the holders of a majority in aggregate Liquidation Amount (as defined in the related Trust Agreement) of Capital Securities issued by such USF&G Trust, may waive any past default hereunder and its consequences with respect to such series except a default:

     (1) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, unless

          (A) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (i) all overdue installments of interest (including any Additional Interest) on all Securities of that series,

               (ii) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

               (iii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; or

     (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Any such waiver shall be deemed to be on behalf of the Holders of all the Securities of such series or, in the case of a waiver by holders of Capital Securities issued by such USF&G Trust, by all holders of Capital Securities issued by such USF&G Trust.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 5.14.   Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.

     SECTION 5.15.   Waiver of Usury, Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI

                                   THE TRUSTEE

     SECTION 6.1.   Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 6.2.   Notice of Defaults.

     Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that, in the case of any default of the character specified in Section 5.1(3), no such notice to Holders of Securities of such series shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

     SECTION 6.3.   Certain Rights of Trustee.

     Subject to the provisions of Section 6.1:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h) the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

     (i) the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge thereof or (2) the Trustee shall have received notice thereof in accordance with Section 1.5(1) hereof from the Company or a Holder; and

     (j) no permissive power or authority available to the Trustee shall be construed as a duty.

     SECTION 6.4.   Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

     SECTION 6.5.   May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

     SECTION 6.6.   Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     SECTION 6.7.   Compensation and Reimbursement.

     The Company agrees

     (1) to pay to the Trustee from time to time such compensation as shall have been agreed to in writing between the Company and the Trustee for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

     (3) to indemnify each Trustee or any Predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company under this Section 6.7 shall survive the termination of the Indenture or the earlier resignation or removal of the Trustee.

     To secure the Company's payment obligations in this Section, the Company and the Holders agree that the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee. Such lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.

     SECTION 6.8.   Disqualification; Conflicting Interests.

     The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).

     SECTION 6.9.   Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be

     (a) a corporation organized and doing business under the laws of the United States of America or of any State or Territory or the District of Columbia, authorized under such laws to rexercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

     (b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.

     SECTION 6.10.   Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series

     (d) If at any time:

     (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

     (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

     SECTION 6.11.   Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an instrument in writing or an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such instrument in writing or supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such instrument in writing or supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph
(a) or (b) of this Section, as the case may be.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

     SECTION 6.12.   Merger, Conversion, Consolidation or Succession to
Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

     SECTION 6.13.   Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

     SECTION 6.14.   Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State or Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities referred to in the within mentioned
Indenture.



Dated:
                                      The Bank of New York
                                      As Trustee


                                      By:______________________________
                                            As Authenticating Agent


                                      By:_______________________________
                                            Authorized Officer



                                   ARTICLE VII

                HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 7.1.   Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee:

     (a) semi-annually, not more than 15 days after each Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

     SECTION 7.2.   Preservation of Information, Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.1 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

     SECTION 7.3.   Reports by Trustee.

     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

     (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than 60 days after May 15 in each calendar year, commencing 60 days after the first May 15 after the first issuance of Securities under this Indenture.

     (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed and also with the Commission. The Company will promptly notify the Trustee when any Securities are listed on any securities exchange.

     SECTION 7.4.   Reports by Company.

     The Company shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is required to be filed with the Commission. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Trustee with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 8.1.   Company May Consolidate, Etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

     (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

     (3) in the case of the Securities of a series issued to a USF&G Trust, such consolidation, merger, conveyance, transfer or lease is permitted under the related Trust Agreement and USF&G Guarantee and does not give rise to any breach or violation of the related Trust Agreement or USF&G Guarantee; and

     (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 6.1, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

     SECTION 8.2.   Successor Corporation Substituted.

     Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, transfer or lease the Company shall be discharged from all obligations and covenants under the Indenture and the Securities and may be dissolved and liquidated.

     Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.


                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

     SECTION 9.1.   Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

     (2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

     (3) to establish the form or terms of Securities of any series as permitted by Sections 2.1 or 3.1; or

     (4) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

     (5) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

     (6) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination (a) shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (b) shall not apply to any Outstanding Securities; or

     (7) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (7) shall not adversely affect the interest of the Holders of Securities of any series in any material respect or, in the case of the Securities of a series issued to a USF&G Trust and for so long as any of the corresponding series of Capital Securities issued by such USF&G Trust shall remain outstanding, the holders of such Capital Securities; or

     (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

     (9) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

     SECTION 9.2.   Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

     (1) except to the extent permitted by Section 3.12 or as otherwise specified as contemplated by Section 2.1 or Section 3.1 with respect to the deferral of the payment of interest on the Securities of any series, change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or reduce the amount of principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

     (3) modify any of the provisions of this Section, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, further, that, in the case of the Securities of a series issued to a USF&G Trust, so long as any of the corresponding series of Capital Securities issued by such USF&G Trust remains outstanding, (i) no such amendment shall be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of such Capital Securities then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and, subject to Section 3.8, unpaid interest (including any Additional Interest) thereon have been paid in full and (ii) no amendment shall be made to
Section 5.8 of this Indenture that would impair the rights of the holders of Capital Securities provided therein without the prior consent of the holders of each Capital Security then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and (subject to Section 3.8) unpaid interest (including any Additional Interest) thereon have been paid in full.

     A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities or Capital Securities, or which modifies the rights of the Holders of Securities or holders of Capital Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities or holders of Capital Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 9.3.   Execution of Supplemental Indentures

     In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise or that may subject it to any liability.

     SECTION 9.4.   Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.5.   Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 9.6.   Reference in Securities to Supplemental Indentures.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                                    ARTICLE X

                                    COVENANTS

     SECTION 10.1.   Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of each series of securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

     SECTION 10.2.   Maintenance of Office or Agency.

     The Company will maintain in each Place of Payment for any series of Securities, an office or agency where Securities of that series may be presented or surrendered for payment and an office or agency where Securities of that series may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

     SECTION 10.3.   Money for Security Payments to be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 a.m. New York City time on each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest;

     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

     (4) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 10.4.   Statement as to Compliance.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate executed by the principal executive officer, principal financial officer or principal accounting officer of the Company covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section 10.4, compliance shall be determined without regard to any grace period (other than an Extension Period) or requirement of notice provided pursuant to the terms of this Indenture.

     SECTION 10.5.   Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any covenant or condition provided pursuant to Section 3.1, 9.1(3) or 9.1(4) with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

     SECTION 10.6.   Additional Sums.

     In the case of the Securities of a series issued to a USF&G Trust, so long as no Event of Default has occurred and is continuing and except as otherwise specified as contemplated by Section 2.1 or Section 3.1, in the event that (i) a USF&G Trust is the Holder of all of the Outstanding Securities of such series and (ii) a Tax Event in respect of such USF&G Trust shall have occurred and be continuing, the Company shall pay to such USF&G Trust (and its permitted successors or assigns under the related Trust Agreement) as Holder of the Securities of such series for so long as such USF&G Trust (or its permitted successor or assignee) is the registered holder of any Securities of such series, such additional sums as may be necessary in order that the amount of Distributions (including any Additional Amounts (as defined in such Trust Agreement)) paid by such USF&G Trust on the related Capital Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes (the "Additional Sums"). Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made.

     SECTION 10.7.   Additional Covenants.

     The Company covenants and agrees with each Holder of Securities of each series that it shall not, and it shall not permit any Subsidiary of the Company to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (b) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including other Securities) that rank pari passu in all respects with or junior in interest to the Securities of such series or (c) make any guarantee payments with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Securities (other than (i) payments with securities junior in interest to the Security, (ii) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock of any class or series of preferred stock of the Company under any Rights Plan in the future or the redemption or repurchase of any such rights pursuant thereto,
(iii) payments under any USF&G Guarantee, (iv) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, (v) payments made on any series of Securities upon the stated maturity of such Securities and (vi) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into common stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of such stock), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (A) with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Securities of such series and (B) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if the Securities of such series are held by a USF&G Trust, the Company shall be in default with respect to its payment of any obligations under the USF&G Guarantee relating to the Capital Securities issued by such USF&G Trust or (iii) the Company shall have given notice of its election to begin an Extension Period with respect to the Securities of such series as provided herein and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. For purposes hereof, the Company's Senior Debt shall not be deemed to be pari passu with the Securities.

     The Company also covenants with each Holder of Securities of a series issued to a USF&G Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of such USF&G Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) as holder of the Common Securities not to voluntarily terminate, wind-up or liquidate such USF&G Trust, except (a) in connection with a distribution of the Securities of such series to the holders of Capital Securities in liquidation of such USF&G Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause such USF&G Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

     SECTION 10.8.   Original Issue Discount.

     On or before December 15 of each year during which any Securities are outstanding, the Company shall furnish to each Paying Agent such information as may be reasonably requested by each Paying Agent in order that each Paying Agent may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount includible in income for each $1,000 of principal amount at Stated Maturity of outstanding Securities during such year.

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

     SECTION 11.1.   Applicability of This Article.

     Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security for such series, each Security of such series shall be subject to partial redemption only in the amount of $1,000 or integral multiples thereof and the principal amount of the unredeemed portion of such Security is not less than $100,000.

     SECTION 11.2.   Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of any of the Securities of any particular series and having the same terms, the Company shall, not less than 45 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and, in the case of Securities of a series held by a USF&G Trust, the related Property Trustee of such date and of the principal amount of Securities of that series to be redeemed and provide the additional information required to be included in the notice or notices contemplated by
Section 11.4. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction. The Company shall have received the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve prior to redeeming any Securities pursuant hereto.

     SECTION 11.3.   Selection of Securities to be Redeemed.

     If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

     The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

     SECTION 11.4.   Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.

     With respect to Securities of each series to be redeemed, each notice of redemption shall identify the Securities to be redeemed (including CUSIP numbers) and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (if such an estimate of the Redemption Price is given, a subsequent notice shall be given as set forth above setting forth the Redemption Price promptly following the calculation thereof);

     (c) if less than all Outstanding Securities of such particular series and having the same terms are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

     (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

     (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

     (f) that the redemption is for a sinking fund, if such is the case; and

     (g) such other provisions as may be required in respect of the terms of a particular series of Securities.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall not be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     SECTION 11.5.   Deposit of Redemption Price.

     Prior to 10:00 a.m. New York City time on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including Additional Interest) on, all the Securities which are to be redeemed on that date.

     SECTION 11.6.   Payment of Securities Called for Redemption.

     If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by
Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.7.

     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms. If a Global Security is so surrendered, such new Security (subject to Section 3.5) will also be a new Global Security.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

     SECTION 11.7. Right of Redemption or Changes in Stated Maturity of Securities Initially Issued to a USF&G Trust.

     In the case of the Securities of a series initially issued to a USF&G Trust, if specified as contemplated by Section 3.1, the Company, at its option, may redeem such Securities upon the occurrence and during the continuation of a Tax Event, within 90 days following the occurrence of such Tax Event in respect of such USF&G Trust, in whole (but not in part), in each case at a Redemption Price specified as contemplated by Section 3.1. In addition, if such Tax Event relates to the deductibility of interest payable by the Company, and the opinion referred to in the definition of Tax Event states that the risk of non-deductibility would be avoided if the Maturity of the Securities were shortened, the Company shall have the right to change the Maturity of the Securities to the date stated in such opinion to be the minimum change required to avoid such risk, but, in no event, may the Company shorten the Maturity to a Stated Maturity of less than 14 1/2 years from the date of original issuance. In the event the Company exercises this option (i) written notice of such election must be provided to the Property Trustee and Debenture Trustee within the 90-day period after the occurrence of the Tax Event and (ii) the Company no longer will have the right to redeem the Debentures prior to their Stated Maturity.


                                   ARTICLE XII

                                  SINKING FUNDS

     SECTION 12.1.   Applicability of Article.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.

     The minimum amount of any sinking fund payment provided for by the terms of any Securities of any series is herein referred to as a "mandatory sinking fund payment," and any sinking fund payment in excess of such minimum amount which is permitted to be made by the terms of such Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption (or purchase by tender or otherwise) of Securities of any series as provided for by the terms of such Securities.

     SECTION 12.2.   Satisfaction of Sinking Fund Payments with Securities.

     In lieu of making all or any part of a mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option, at any time no more than 16 months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Securities of such series (together with the unmatured coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company, except Securities of such series that have been redeemed through the application of mandatory or optional sinking fund payments pursuant to the terms of the Securities of such series, accompanied by a Company Order instructing the Trustee to credit such obligations and stating that the Securities of such series were originally issued by the Company by way of bona fide sale or other negotiation for value; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the redemption price for such Securities, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

     SECTION 12.3.   Redemption of Securities for Sinking Fund.

     Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash in the currency in which the Securities of such series are payable (except as provided pursuant to Section 3.1) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Such Officers' Certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the succeeding sinking fund payment date. In the case of the failure of the Company to deliver such Officers' Certificate (or, as required by this Indenture, the Securities and coupons, if any, specified in such Officers' Certificate) by the due date therefor, the sinking fund payment due on the succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit securities as provided in Section 12.2 and without the right to make the optional sinking fund payment with respect to such series at such time.

     Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Securities of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Securities of such series at the Redemption Price specified in such Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or, if the Company is acting as its own Paying Agent, segregated and held in trust by the Company as provided in Section 10.3) for such series and together with such payment (or such amount so segregated) shall be applied in accordance with the provisions of this Section 12.3. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 10.3) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity. The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.6. On or before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in
Section 10.3) in cash a sum in the currency in which Securities of such series are payable (except as provided pursuant to Section 3.1) equal to the principal, premium, if any, and any interest accrued to the Redemption Date for Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 12.3.

     Neither the Trustee nor the Company shall redeem any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities of such series by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on any Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Company, if the Company is then acting as its own Paying Agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article XII. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of the Securities and coupons, if any, of such series; provided, however, that in case such default or Event of Default shall have been cured or waived herein, such moneys shall thereafter be applied on the next sinking fund payment date for the Securities of such series on which such moneys may be applied pursuant to the provisions of this Section 12.3.


                                  ARTICLE XIII

                           SUBORDINATION OF SECURITIES

     SECTION 13.1.   Securities Subordinate to Senior Indebtedness.

     The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Indebtedness.

     SECTION 13.2.  Payment Over of Proceeds Upon Dissolution, Etc.

                  In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization, debt restructuring or other similar case or proceeding in connection therewith, relative to the Company, or its creditors as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or
(c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as "Junior Subordinated Payment"), on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding. In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Indebtedness is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Securities, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Holder of any Security receives for purposes of this Section. For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article Eight.

     SECTION 13.3. Prior Payment to Senior Indebtedness Upon Acceleration of Securities.

         In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Twelve by delivering and crediting pursuant to Section 12.2 Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration. In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company. The provisions of this Section shall not apply to any payment with respect to which Section 13.2 would be applicable.

     SECTION 13.4.  No Payment When Senior Indebtedness in Default.

         (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest or any other payment on any Senior Indebtedness, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Twelve by delivering and crediting pursuant to Section 12.2 Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default or which have been converted pursuant to Article Twelve. In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company. The provisions of this Section shall not apply to any payment with respect to which
Section 13.2 would be applicable.


     SECTION 13.5.   Payment Permitted If No Default.

     Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent (a) the Company at any time, except during the conditions described in the first paragraph of Section 13.2 or the pendency of any Proceeding referred to in Section 13.2 or under the conditions described in Sections 13.3 and 13.4, from making payments at any time of principal of (and premium, if any) or interest (including Additional Interest) on the Securities, or (b) the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

     SECTION 13.6.   Subrogation to Rights of Holders of Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. Such assignment shall not be effective until such time as all Senior Indebtedness has been paid in full or payment thereof provided for. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

     SECTION 13.7.  Provisions Solely to Define Relative Rights.

     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company, its creditors other than Holders of Senior Indebtedness and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness are intended to rank equally with all other general unsecured obligations of the Company), to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

     SECTION 13.8.  Trustee to Effectuate Subordination.

     Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

     SECTION 13.9.  No Waiver of Subordination Provisions.

     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (i) any amendment of or addition or supplement to any Senior Indebtedness or any instrument or agreement relating thereto (unless otherwise expressly provided therein) or (ii) any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Indebtedness may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter or increase, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 13.10.   Notice to Trustee.

     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which the monies were received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.

     Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee, agent or representative therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 13.11. Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 13.12.   Trustee Not Fiduciary for Holders of Senior Indebtedness.

     The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

     SECTION 13.13. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

     SECTION 13.14.   Article Applicable to Paying Agents.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article in addition to or in place of the Trustee.



                                     * * * *

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                      USF&G CORPORATION


                                      By:____________________________
                                           Ron Mishler
                                           Vice President-Treasurer


Attest:______________________________
       John F. Hoffen, Jr., Secretary


                                      THE BANK OF NEW YORK
                                      as Trustee


                                      By:____________________________







                                                   ANNEX D -- Form of Restricted
                                                          Securities Certificate



                        RESTRICTED SECURITIES CERTIFICATE

             (For transfers pursuant to ss. 3.6(b) of the Indenture)


[-------------------------],
  as Security Registrar
[address]


                  Re:      ____________ of [USF&G Trust] (the "Trust")
(the "Securities")

                  Reference is made to the Indenture, dated as of July 8, 1997 (the "Indenture"), entered into between USF&G Corporation, and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Regulation S, Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to $_____________ aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                  CUSIP No(s). ___________________________

                  CERTIFICATE No(s). _____________________

                  CURRENTLY IN BOOK-ENTRY FORM:   Yes ___    No ___ (check one)

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through a Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A, Rule 904 of Regulation S or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

                  (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                           (A) the Specified Securities are being transferred to
                  a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                           (B) the Owner and any person acting on its behalf
                  have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

                  (2) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                           (A) the Owner is not a distributor of the Securities,
                  an affiliate of the Company or any such distributor or a person acting in behalf of any of the foregoing;

                           (B) the offer of the Specified Securities was not
                  made to a person in the United States;

                           (C) either;

                                    (i) at the time the buy order was
                           originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                                    (ii) the transaction is being executed in,
                           on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                           (D) no directed  selling  efforts have been made in
                  the United States by or on behalf of the Owner or any affiliate thereof; and

                           (E) the transaction is not part of a plan or scheme
                  to evade the registration requirements of the Securities act.


                  (3) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                           (A) the transfer is occurring after a holding period
                  of at least one year (computed in accordance with paragraph
                  (d) of Rule 144) has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of paragraphs (e), (f) and (h) of Rule 144; or

                           (B) the transfer is occurring after a holding period
                  of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers (as defined in the related Trust Agreement).



Dated:                                ___________________________________
                                      (Print the name of the Undersigned,
                                       as such term is defined in the second
                                       paragraph of this certificate.)





                                      By: _______________________________
                                       Name:
                                       Title:

                                      (If the Undersigned is a corporation,
                                       partnership or fiduciary, the title of
                                       the person signing on behalf of the
                                       Undersigned must be stated.)






                                                 ANNEX E -- Form of Unrestricted
                                                          Securities Certificate



                       UNRESTRICTED SECURITIES CERTIFICATE

 (For removal of Restricted Capital Securities Legends pursuant to ss. 3.6(c) of the Indenture)



[-------------------------],
  as Security Registrar
[address]

                  Re:      _________________________ of [USF&G Trust] (the
                           "Trust") (the "Securities")

                  Reference is made to the Indenture, dated as of July 8, 1997 (the "Indenture"), between USF&G Corporation and The Bank of New York, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

                  This certificate relates to $_____________ aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

                  CUSIP No(s). ___________________________

                  CERTIFICATE No(s). _____________________

                  CURRENTLY IN BOOK-ENTRY FORM:   Yes ___    No ___ (check one)

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Security, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

                  The Owner has requested that the Specified Securities be exchanged for Securities bearing no Restricted Securities Legend pursuant to
Section 3.6(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a period of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers (as defined in the related Trust Agreement).



Dated:                                ___________________________________
                                      (Print the name of the Undersigned, as
                                       such term is defined in the second
                                       paragraph of this certificate.)





                                      By:________________________________
                                       Name:
                                       Title:

                                      (If the Undersigned is a corporation,
                                       partnership or fiduciary, the title of
                                       the person signing on behalf of the
                                       Undersigned must be stated.)










                                TABLE OF CONTENTS


                                    ARTICLE I

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
         SECTION 1.1.   Definitions. ........................................  1
         SECTION 1.2.   Compliance Certificate and Opinions. ................ 11
         SECTION 1.3.   Forms of Documents Delivered to Trustee. ............ 12
         SECTION 1.4.   Acts of Holders. .................................... 12
         SECTION 1.5.   Notices, Etc. to Trustee and Company. ............... 14
         SECTION 1.6.   Notice to Holders; Waiver. .......................... 15
         SECTION 1.7.   Conflict with Trust Indenture Act. .................. 15
         SECTION 1.8.   Effect of Headings and Table of Contents. ........... 15
         SECTION 1.9.   Successors and Assigns. ............................. 15
         SECTION 1.10.  Separability Clause. ................................ 16
         SECTION 1.11.  Benefits of Indenture. .............................. 16
         SECTION 1.12.  Governing Law. ...................................... 16
         SECTION 1.13.  Non-Business Days. .................................. 16

                                   ARTICLE II

                                 SECURITY FORMS
         SECTION 2.1.   Forms Generally. .................................... 16
         SECTION 2.2.   Form of Face of Security. ........................... 17
         SECTION 2.3.   Form of Reverse of Security. ........................ 21
         SECTION 2.4.   Additional Provisions Required in Global Security. .. 24
         SECTION 2.5.   Form of Trustee's Certificate of Authentication. .... 24

                                   ARTICLE III

                                 THE SECURITIES
         SECTION 3.1.   Title and Terms. .................................... 24
         SECTION 3.2.   Denominations. ...................................... 27
         SECTION 3.3.   Execution, Authentication, Delivery and Dating. ..... 27
         SECTION 3.4.   Temporary Securities. ............................... 29
         SECTION 3.5.   Global Securities.................................... 29
         SECTION 3.6.   Registration, Transfer and Exchange Generally,
                        Certain Transfers and Exchanges; Securities
                        Act Legends.......................................... 31
         SECTION 3.7.   Mutilated, Destroyed, Lost and Stolen
                        Securities........................................... 34
         SECTION 3.8.   Payment of Interest; Interest Rights Preserved. ..... 35
         SECTION 3.9.   Persons Deemed Owners. .............................. 36
         SECTION 3.10.  Cancellation. ....................................... 36
         SECTION 3.11.  Computation of Interest. ............................ 37
         SECTION 3.12.  Deferrals of Interest Payment Dates. ................ 37
         SECTION 3.13.  Right of Set-Off. ................................... 38
         SECTION 3.14.  Agreed Tax Treatment................................. 38
         SECTION 3.15.  CUSIP Numbers........................................ 38

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE
         SECTION 4.1.   Satisfaction and Discharge of Indenture. ............ 39
         SECTION 4.2.   Application of Trust Money. ......................... 40

                                    ARTICLE V

                                    REMEDIES
         SECTION 5.1.   Events of Default. .................................. 40
         SECTION 5.2.   Acceleration of Maturity; Rescission and
                        Annulment............................................ 41
         SECTION 5.3.   Collection of Indebtedness and Suits for
                        Enforcement by Trustee............................... 42
         SECTION 5.4.   Trustee May File Proofs of Claim. ................... 43
         SECTION 5.5.   Trustee May Enforce Claim Without Possession
                        of Securities........................................ 44
         SECTION 5.6.   Application of Money Collected. ..................... 44
         SECTION 5.7.   Limitation on Suits. ................ ............... 45
         SECTION 5.8.   Unconditional Right of Holders to Receive
                        Principal, Premium and Interest; Direct Action
                        by Holders of Capital Securities..................... 45
         SECTION 5.9.   Restoration of Rights and Remedies................... 46
         SECTION 5.10.  Rights and Remedies Cumulative. ..................... 46
         SECTION 5.11.  Delay or Omission Not Waiver. ....................... 46
         SECTION 5.12.  Control by Holders. ................................. 47
         SECTION 5.13.  Waiver of Past Defaults. ............................ 47
         SECTION 5.14.  Undertaking for Costs. .............................. 48
         SECTION 5.15.  Waiver of Usury, Stay or Extension Laws. ............ 48

                                   ARTICLE VI

                                   THE TRUSTEE
         SECTION 6.1.   Certain Duties and Responsibilities. ................ 49
         SECTION 6.2.   Notice of Defaults. ................................. 50
         SECTION 6.3.   Certain Rights of Trustee. .......................... 50
         SECTION 6.4.   Not Responsible for Recitals or Issuance of
                        Securities........................................... 51
         SECTION 6.5.   May Hold Securities. ................................ 52
         SECTION 6.6.   Money Held in Trust. ................................ 52
         SECTION 6.7.   Compensation and Reimbursement. ..................... 52
         SECTION 6.8.   Disqualification; Conflicting Interests. ............ 53
         SECTION 6.9.   Corporate Trustee Required; Eligibility. ............ 53
         SECTION 6.10.  Resignation and Removal; Appointment of Successor. .. 54
         SECTION 6.11.  Acceptance of Appointment by Successor. ............. 55
         SECTION 6.12.  Merger, Conversion, Consolidation or
                        Succession to Business............................... 56
         SECTION 6.13.  Preferential Collection of Claims Against
                        Company.............................................. 57
         SECTION 6.14.  Appointment of Authenticating Agent. ................ 57


                                   ARTICLE VII

                HOLDER'S LISTS AND REPORTS BY TRUSTEE AND COMPANY
         SECTION 7.1.   Company to Furnish Trustee Names and
                        Addresses of Holders................................. 59
         SECTION 7.2.   Preservation of Information, Communications
                        to Holders. ......................................... 59
         SECTION 7.3.   Reports by Trustee. ................................. 59
         SECTION 7.4.   Reports by Company. ................................. 60

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
         SECTION 8.1.   Company May Consolidate, Etc., Only
                        on Certain Terms..................................... 60
         SECTION 8.2.   Successor Corporation Substituted. .................. 61

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES
         SECTION 9.1.   Supplemental Indentures without Consent
                        of Holders. ......................................... 62
         SECTION 9.2.   Supplemental Indentures with Consent
                        of Holders............................................63
         SECTION 9.3.   Execution of Supplemental Indentures................. 65
         SECTION 9.4.   Effect of Supplemental Indentures.................... 65
         SECTION 9.5.   Conformity with Trust Indenture Act.................. 65
         SECTION 9.6.   Reference in Securities to Supplemental
                        Indentures........................................... 65

                                    ARTICLE X

                                    COVENANTS
         SECTION 10.1.   Payment of Principal, Premium and Interest. ........ 66
         SECTION 10.2.   Maintenance of Office or Agency. ................... 66
         SECTION 10.3.   Money for Security Payments to be Held in Trust. ... 66
         SECTION 10.4.   Statement as to Compliance. ........................ 68
         SECTION 10.5.   Waiver of Certain Covenants. ....................... 68
         SECTION 10.6.   Additional Sums. ................................... 68
         SECTION 10.7.   Additional Covenants. .............................. 69
         SECTION 10.8.   Original Issue Discount. ........................... 70

                                   ARTICLE XI

                            REDEMPTION OF SECURITIES
         SECTION 11.1.   Applicability of This Article. ..................... 70
         SECTION 11.2.   Election to Redeem; Notice to Trustee. ............. 71
         SECTION 11.3.   Selection of Securities to be Redeemed. ............ 71
         SECTION 11.4.   Notice of Redemption. .............................. 71
         SECTION 11.5.   Deposit of Redemption Price. ....................... 73
         SECTION 11.6.   Payment of Securities Called for Redemption. ....... 73
         SECTION 11.7.   Right of Redemption of Securities or Changes
                         in Stated Maturity of Securities Initially
                         Issued to a USF&G Trust............................. 73

                                   ARTICLE XII

                                  SINKING FUNDS
         SECTION 12.1.   Applicability of Article. .......................... 74
         SECTION 12.2.   Satisfaction of Sinking Fund Payments
                         with Securities..................................... 74
         SECTION 12.3.   Redemption of Securities for Sinking Fund........... 75

                                  ARTICLE XIII

                           SUBORDINATION OF SECURITIES
         SECTION 13.1.   Securities Subordinate to Senior Indebtedness....... 76
         SECTION 13.2.   Payment Over of Proceeds Upon Dissolution, Etc...... 77
         SECTION 13.3.   Prior Payment to Senior Indebtedness Upon
                         Acceleration of Securities...........................78
         SECTION 13.4.   No Payment When Senior Indebtedness in Default.......79
         SECTION 13.5.   Payment Permitted If No Default..................... 79
         SECTION 13.6.   Subrogation to Rights of Holders of Senior
                         Indebtedness........................................ 80
         SECTION 13.7.   Provisions Solely to Define Relative Rights......... 80
         SECTION 13.8.   Trustee to Effectuate Subordination. ............... 81
         SECTION 13.9.   No Waiver of Subordination Provisions. ............. 81
         SECTION 13.10.  Notice to Trustee................................... 81
         SECTION 13.11.  Reliance on Judicial Order or Certificate of
                         Liquidating Agent................................... 82
         SECTION 13.12.  Trustee Not Fiduciary for Holders of
                         Senior Indebtedness................................. 82
         SECTION 13.13.  Rights of Trustee as Holder of
                         Senior Indebtedness; Preservation of
                         Trustee's Rights.................................... 83
         SECTION 13.14.  Article Applicable to Paying Agents................. 83


ANNEX A - Form of Trust Agreement
ANNEX B - Form of Amended and Restated Trust Agreement
ANNEX C - Form of Guarantee Agreement
ANNEX D - Form of Restricted Securities Certificate
ANNEX E - Form of Unrestricted Securities Certificate

                                                               [Execution Copy]





                               GUARANTEE AGREEMENT



                                     Between



                                USF&G CORPORATION
                                 (as Guarantor)



                                       and



                              THE BANK OF NEW YORK
                                  (as Trustee)



                                   dated as of



                                  July 8, 1997





                                TABLE OF CONTENTS
                                                                            Page
ARTICLE I.   DEFINITIONS
         Section 1.1.   Definitions..........................................  1

ARTICLE II.   TRUST INDENTURE ACT............................................  3
         Section 2.1.   Trust Indenture Act; Application.....................  3
         Section 2.2.   List of Holders......................................  3
         Section 2.3.   Reports by the Guarantee Trustee.....................  4
         Section 2.4.   Periodic Reports to the Guarantee Trustee............  4
         Section 2.5.   Evidence of Compliance with Conditions Precedent.....  4
         Section 2.6.   Events of Default; Waiver............................  4
         Section 2.7.   Event of Default; Notice.............................  4
         Section 2.8.   Conflicting Interests................................  5

ARTICLE III.   POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE............  5
         Section 3.1.   Powers and Duties of the Guarantee Trustee...........  5
         Section 3.2.   Certain Rights of Guarantee Trustee..................  6
         Section 3.3.   Compensation; Indemnity; Fees........................  7

ARTICLE IV.   GUARANTEE TRUSTEE..............................................  8
         Section 4.1.   Guarantee Trustee: Eligibility.......................  8
         Section 4.2.   Appointment, Removal and Resignation of the
                         Guarantee Trustee...................................  8

ARTICLE V.   GUARANTEE.......................................................  9
         Section 5.1.   Guarantee............................................  9
         Section 5.2.   Waiver of Notice and Demand..........................  9
         Section 5.3.   Obligations Not Affected.............................  9
         Section 5.4.   Rights of Holders...................................  10
         Section 5.5.   Guarantee of Payment................................. 10
         Section 5.6.   Subrogation.......................................... 10
         Section 5.7.   Independent Obligations.............................. 11

ARTICLE VI.   COVENANTS AND SUBORDINATION.................................... 11
         Section 6.1.   Subordination........................................ 11
         Section 6.2.   Pari Passu Guarantees................................ 11

ARTICLE VII.   TERMINATION................................................... 11
         Section 7.1.   Termination.......................................... 11

ARTICLE VIII.   MISCELLANEOUS................................................ 12
         Section 8.1.   Successors and Assigns............................... 12
         Section 8.2.   Amendments........................................... 12
         Section 8.3.   Notices.............................................. 12
         Section 8.4.   Benefit.............................................. 13
         Section 8.5.   Interpretation....................................... 13
         Section 8.6.   Governing Law........................................ 13




                               GUARANTEE AGREEMENT



         This GUARANTEE AGREEMENT, dated as of July 8, 1997, is executed and delivered by USF&G CORPORATION, a Maryland corporation (the "Guarantor") having its principal office at 6225 Smith Avenue, Baltimore, Maryland 21209, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of USF&G Capital III, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of July 8, 1997 (the "Trust Agreement"), among the Guarantor, as Depositor, the Property Trustee and the Delaware Trustee named therein and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing $100,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of its 8.312% Capital Securities, Series C, Liquidation Amount $1,000 per capital security) (the "Capital Securities") representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

         WHEREAS, the Capital Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined below), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as trust assets; and

         WHEREAS, as incentive for the Holders to purchase Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Capital Securities.


                             ARTICLE I. DEFINITIONS

         SECTION 1.1.   Definitions

         As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Guarantor shall not be deemed to be an Affiliate of the Issuer. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means either the board of directors of the Guarantor or any committee of that board duly authorized to act hereunder.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Capital Securities, to the extent the Issuer shall have funds on hand available therefor at such time; (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to any Capital Securities called for redemption by the Issuer, to the extent the Issuer shall have funds on hand available therefor at such time; and
(iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer, unless Debentures are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount of $1,000 per Capital Security plus accrued and unpaid Distributions on the Capital Securities to the date of payment (the "Liquidation Distribution") and (b) the amount of assets of the Issuer remaining available for distribution to Holders on liquidation of the Issuer.

         "Guarantee Trustee" means The Bank of New York, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

         "Holder" means any holder, as registered on the books and records of the Issuer, of any Capital Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

         "Indenture" means the Junior Subordinated Indenture dated as of July 8, 1997, as supplemented and amended between the Guarantor and The Bank of New York, as trustee.

         "List of Holders" has the meaning specified in Section 2.2(a).

         "Majority in Liquidation Amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the Liquidation Amount of all then outstanding Capital Securities issued by the Issuer.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman or a Vice Chairman of the Board of Directors of such Person or the President or a Vice President of such Person, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

         (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

         (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

         (c) a statement that each officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Responsible Officer" means, when used with respect to the Guarantee Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.


                         ARTICLE II. TRUST INDENTURE ACT

         SECTION 2.1.   Trust Indenture Act; Application.

         (a) The Trust Indenture Act shall apply as a matter of contract to this Trust Agreement for purposes of interpretation, construction and defining the rights and obligations hereunder.

         (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.


         SECTION 2.2.   List of Holders.

         (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semi-annually, on or before June 30 and December 31 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b)  The Guarantee Trustee shall comply with its obligations under
Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

         SECTION 2.3.   Reports by the Guarantee Trustee.

         Not later than 60 days after December 31 of each year, commencing 60 days after December 31, 1997, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         SECTION 2.4.   Periodic Reports to the Guarantee Trustee.

         The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

         SECTION 2.5.   Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.6.   Events of Default; Waiver.

         The Holders of a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

         SECTION 2.7.   Event of Default; Notice.

         (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice of such Event of Default.

         SECTION 2.8.   Conflicting Interests.

         The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


         ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

         SECTION 3.1.   Powers and Duties of the Guarantee Trustee.

         (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

                  (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

         (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

         (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

         (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Guarantee Agreement or indemnity satisfactory to it against such risk or liability is not assured to it.

     SECTION 3.2.   Certain Rights of Guarantee Trustee.

         (a)  Subject to the provisions of Section 3.1:

                  (i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

                  (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate.

                  (iv) The Guarantee Trustee may consult with legal counsel of its selection, and the advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                  (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity satisfactory to it, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                  (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

                  (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request and shall be entitled to receive instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be fully protected in acting in accordance with such instructions.

                  (ix) The Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Guarantee.

                  (x) The Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge thereof or (2) the Trustee shall have received notice thereof in accordance with Section 2.7 hereof from the Company or a Holder.

                  (xi) No permissive power or authority available to the Trustee shall be construed as a duty.

         (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

         SECTION 3.3.   Compensation; Indemnity; Fees.

         The Guarantor agrees:

         (a) to pay to the Guarantee Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (c) to indemnify the Guarantee Trustee and its directors, officers, agents and employees for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

         The provisions of this Section 3.3 shall survive the termination of this Guarantee Agreement or the earlier resignation or removal of the Guarantee Trustee.

         To secure the Company's payment obligations in this Section, the Company and the Holders agree that the Trustee shall have a lien prior to the Guarantee on all money or properly held or collected by the Trustee. Such lien shall survive the satisfaction and discharge of this Guarantee.

         When the Trustee incurs expense or renders services after an Event of Default specified in Section 5.1(4) or (5) of the Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.


                          ARTICLE IV. GUARANTEE TRUSTEE

         SECTION 4.1.   Guarantee Trustee: Eligibility.

         (a)  There shall at all times be a Guarantee Trustee which shall:

                  (i)  not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.

         (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the action of the Holders of a majority of the outstanding Capital Securities.

         (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

         (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

         (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 30 days after delivery of an instrument of resignation or removal, the Guarantee Trustee resigning or being removed may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                              ARTICLE V. GUARANTEE

         SECTION 5.1.   Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders. The Guarantor shall notify the Guarantee Trustee of any such payment.

         SECTION 5.2.   Waiver of Notice and Demand.

         The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3.   Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Capital Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.4.   Rights of Holders.

         The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer or any other Person.

         SECTION 5.5.   Guarantee of Payment.

         This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

         SECTION 5.6.   Subrogation.

         The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.7.   Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.


         ARTICLE VI.   COVENANTS AND SUBORDINATION

         SECTION 6.1.   Subordination.

         The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) to the extent and in the manner set forth in the Indenture. The obligations of the Guarantor under this Guarantee Agreement do not constitute Senior Indebtedness or Senior Debt (each as defined in the Indenture).

         SECTION 6.2.   Pari Passu Guarantees.

         The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under any similar Guarantee Agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any USF&G Trust (as defined in the Indenture).


         ARTICLE VII.   TERMINATION

         SECTION 7.1.   Termination.

         This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Capital Securities,
(ii) the distribution of Debentures to the Holders in exchange for all of the Capital Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must repay any sums paid with respect to Capital Securities or this Guarantee Agreement.


         ARTICLE VIII.   MISCELLANEOUS

         SECTION 8.1.   Successors and Assigns.

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder.

         SECTION 8.2.   Amendments.

         Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a majority in Liquidation Amount of all the outstanding Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

         SECTION 8.3.   Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied (confirmed by delivery of the original) or mailed by first class mail as follows:

         (a) if given to the Guarantor, to the address set forth below or such other address, facsimile number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                  USF&G Corporation
                  6225 Smith Avenue
                  Baltimore, Maryland 21209

                  Facsimile No.: (410) 205-6672
                  Attention:  Treasurer

         (b) if given to the Guarantee Trustee or the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the Holders:

                  USF&G Capital III
                  c/o USF&G Corporation
                  6225 Smith Avenue
                  Baltimore, Maryland 21209

                  Facsimile No.: (410) 205-6672
                  Attention:  Treasurer

                  and:

                  The Bank of New York
                  101 Barclay Street, Floor 21 W
                  New York, New York 10286

                  Facsimile No.:(212) 815-5915
                  Attention:  Corporate Trust Trustee Administration

                  Guarantee Trustee
                  The Bank of New York
                  101 Barclay Street, Floor 21W
                  New York, New York  10286

                  Facsimile No.: (212) 815-5915
                  Attention: Corporate Trust Trustee Administration

         (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

         All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         SECTION 8.4.   Benefit.

         This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Capital Securities.

         SECTION 8.5.   Interpretation.

         In this Guarantee Agreement, unless the context otherwise requires:

         (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in
Section 1.1;

         (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

         (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

         (f)  a reference to the singular includes the plural and vice versa;
and

         (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         SECTION 8.6.   Governing Law.

         THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


                                                 USF&G CORPORATION
                                                 as Guarantor


                                                 By:
                                                 Name:  Ron Mishler
                                                 Title: Vice President-Treasurer



                                                 THE BANK OF NEW YORK
                                                 as Guarantee Trustee


                                                 By:
                                                 Name:
                                                 Title:

         THIS SECURITY IS A GLOBAL CAPITAL SECURITIES CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THE CAPITAL SECURITIES REPRESENTED HEREBY ARE EXCHANGEABLE IN WHOLE OR IN PART FOR CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THE CAPITAL SECURITIES REPRESENTED HEREBY (OTHER THAN A TRANSFER OF SUCH CAPITAL SECURITIES AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CAPITAL SECURITIES EVIDENCED HEREBY AND ANY JUNIOR SUBORDINATED DEBENTURES ISSUABLE IN CONNECTION THEREWITH HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL PURCHASERS (I) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE CAPITAL SECURITIES OR THE JUNIOR SUBORDINATED DEBENTURES. IN ADDITION, THE CAPITAL SECURITIES EVIDENCED HEREBY MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER.

         THE CAPITAL SECURITIES EVIDENCED HEREBY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS SUCH PERSON (A) IS NOT ITSELF, AND IS NOT ACQUIRING CAPITAL SECURITIES WITH "PLAN ASSETS" OF, AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY") OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE, HOLDING OR OTHER TRANSFER OF CAPITAL SECURITIES.

         THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.





Certificate Number                                  Number of Capital Securities
     PG-001                                                 100,000
                               CUSIP NO. 90330SAA8
                  Certificate Evidencing Capital Securities of

                                USF&G Capital III

                       8.312% Capital Securities, Series C
                (liquidation amount $1,000 per Capital Security)


         USF&G Capital III, a business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of one hundred thousand (100,000) capital securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the USF&G Capital III 8.312% Capital Securities, Series C (liquidation amount $1,000 per Capital Security) (the "Capital Securities"), or such other amount (which, when taken together with all other outstanding Capital Securities, shall not exceed 100,000 Capital Securities in the aggregate at any time) as may be set forth in the records of the Securities Registrar. The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of July 8, 1997, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by USF&G Corporation, a Maryland corporation, and The Bank of New York, as guarantee trustee, dated as of July 8, 1997 (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         This Certificate is not valid unless authenticated by the Property Trustee.

         WITNESS the signature of a duly authorized Administrator of the Trust.



                                                        USF&G CAPITAL III



                                                       By:
                                                           Ron Mishler
                                                           Administrator



Authenticated:

THE BANK OF NEW YORK



By:
      Property Trustee



Dated: July 8, 1997

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

         AGREEMENT dated as of July 8, 1997, between USF&G Corporation, a Maryland corporation ("USF&G Corporation"), and USF&G Capital III, a Statutory business trust formed under the Business Trust Act of the State of Delaware (the "Trust").

         WHEREAS, the Trust intends to issue its Common Securities (the "Common Securities") to and receive Debentures from USF&G Corporation and to issue and sell 8.312% Capital Securities, Series C (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust, dated as of July 8, 1997, as the same may be amended from time to time (the "Trust Agreement");

         WHEREAS, USF&G Corporation will directly or indirectly own all of the Common Securities of the Trust and will issue the Debentures;

         NOW, THEREFORE, in consideration of the purchase by each holder of the Capital Securities, which purchase USF&G Corporation hereby agrees shall benefit USF&G Corporation and which purchase USF&G Corporation acknowledges will be made in reliance upon the execution and delivery of this Agreement, USF&G Corporation and the Trust hereby agree as follows:


                                    ARTICLE I

         SECTION 1.1. Guarantee by USF&G Corporation.

         Subject to the terms and conditions hereof, USF&G Corporation hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust (including, without limitation, any tax liability of the Trust), other than obligations of the Trust to pay to holders of any Capital Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Capital Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

         SECTION 1.2. Term of Agreement.

         This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Capital Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by USF&G Corporation and The Bank of New York, as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

         SECTION 1.3. Waiver of Notice.

         USF&G Corporation hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and USF&G Corporation hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 1.4. No Impairment.

         The obligations, covenants, agreements and duties of USF&G Corporation under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the obligations;

         (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

         (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, USF&G Corporation with respect to the happening of any of the foregoing.

         SECTION 1.5. Enforcement.

         A Beneficiary may enforce this Agreement directly against USF&G Corporation and USF&G Corporation waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against USF&G Corporation.

         SECTION 1.6. Subrogation.

         USF&G Corporation shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Beneficiaries by USF&G Corporation under this Agreement; provided, however, that USF&G Corporation shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                   ARTICLE II

         SECTION 2.1. Binding Effect.

         All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of USF&G Corporation and shall inure to the benefit of the Beneficiaries.

         SECTION 2.2. Amendment.

         So long as there remains any Beneficiary or any Capital Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Capital Securities.

         SECTION 2.3. Notices.

         Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

                  USF&G Capital III
                  c/o USF&G Corporation
                  6225 Smith Avenue
                  Baltimore, Maryland 21209
                  Attention: Treasurer

                  USF&G Corporation
                  6225 Smith Avenue
                  Baltimore, Maryland  21209
                  Facsimile No.: (410) 547-3000
                  Attention: Treasurer

         SECTION 2.4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         THIS AGREEMENT is executed as of the day and year first above written.

                                             USF&G CORPORATION


                                             By:
                                                 Name:  Ron Mishler
                                                 Title: Vice President-Treasurer




                                             USF&G Capital III


                                             By:
                                                 Name:  J. Kendall Huber
                                                 Title: Administrator

                                USF&G Corporation
               (Deferrable Interest Junior Subordinated Debenture)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY AN INVESTOR WHO WAS, PRIOR TO THE DISTRIBUTION OF THIS SECURITY, HOLDING RELATED CAPITAL SECURITIES AS AN INITIAL PURCHASER THEREOF (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) BY SUBSEQUENT INVESTORS HOLDING THIS SECURITY IN BOOK-ENTRY FORM AS SET FORTH IN
(A) ABOVE AND, IN ADDITION, TO AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) THAT IS AN INSTITUTIONAL INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THIS SECURITY.

THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.





                                USF&G CORPORATION
               (Deferrable Interest Junior Subordinated Debenture)

                                                             CUSIP NO. 903290AH7
No. D1                                                             $ 103,093,000

     USF&G CORPORATION, a corporation organized and existing under the laws of Maryland (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as Property Trustee, or registered assigns, the principal sum of One Hundred Three Million Ninety-Three Thousand Dollars ($103,093,000), or such other principal amount as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture, on July 1, 2046 (unless the maturity is shortened as hereinafter provided). The Company further promises to pay interest on said principal sum from July 8, 1997 or from the most recent interest payment date (each such date, an "Interest Payment Date") on which interest has been paid or duly provided for semi-annually (subject to deferral as set forth herein) in arrears on January 1 and July 1 of each year, commencing January 1, 1998, at the rate of 8.312% per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 8.312% per annum, compounded semi-annually. The amount of interest payable for any period less than a full interest period shall be computed on the basis of twelve 30-day months and a 360-day year and the actual number of days elapsed in a partial month in a period. The amount of interest payable for any full interest period shall be computed by dividing the rate per annum by two. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for USF&G Capital III, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be one Business Day prior to the relevant Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from time to time, for up to ten consecutive semi-annual interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to this Security or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to this Security (other than (a) in securities of the Company junior in interest to the Securities, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock or any class or series of preferred stock of the Company under any Rights Plan in the future or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any USF&G Guarantee, (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, (e) payments made on any series of Securities upon the stated maturity of such Securities and (f) payments of accrued dividends (and cash in lieu of fractional shares) upon conversion into common stock of any convertible preferred stock of the Company of any series now or hereinafter outstanding, in accordance with the terms of such stock). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed ten (10) consecutive semi-annual periods or extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and upon the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Property Trustee and the Debenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the date on which Distributions on the Capital Securities would be payable but for such deferral or (ii) the date the Property Trustee is required to give notice to any applicable self-regulatory organization or to holders of such Capital Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. For purposes hereof, the Company's Senior Indebtedness shall not be deemed to be pari passu with this Security.

     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto. The Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. The Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                                USF&G CORPORATION


                                                By:
                                                    Name: Ron Mishler
                                                    Title: Vice President-
                                                    Treasurer

Attest:

By: ____________________________
   John F. Hoffen, Jr., Secretary



                          Certificate of Authentication

This is one of the Securities referred to in the within mentioned Indenture.

Dated:  July 8, 1997
                                                 The Bank of New York
                                                 as Trustee

                                                 By:
                                                       Authorized Signatory




                              [Reverse of Security]

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of July 8, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $103,093,000.

     All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of July 8, 1997 as amended (the "Trust Agreement"), for USF&G Capital III, among USF&G CORPORATION, as Depositor, and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

     Upon the occurrence and during the continuation of a Tax Event in respect of a USF&G Trust, the Company may, at its option, within 90 days of the occurrence of such Tax Event, redeem this Security, in whole but not in part, subject to the provisions of Section 11.7 and the other provisions of Article XI of the Indenture, at a Redemption Price equal to the Make-Whole Amount (as hereinafter defined) for a corresponding principal amount of this Security, together with accrued Distributions to, but excluding, the date fixed for redemption. The Make-Whole Amount shall be equal to the greater of (i) 100% of the principal amount of this Security or (ii) as determined by a Quotation Agent (as hereinafter defined), the sum of the present values of the principal amount together with scheduled payments of interest from the prepayment date to the Stated Maturity (the "Remaining Life"), in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as hereinafter defined). In addition, if such Tax Event relates to the deductibility of interest by the Company on this Security, and if the opinion referred to in the definition of Tax Event states that the risk of non-deductibility would be avoided if the maturity of this Security was shortened, the Company may, at its option, within 90 days of the occurrence of such Tax Event, shorten the maturity of this Security by the amount stated in such opinion to be the minimum extent required in order to avoid suck risk, but in no event may the Company shorten the maturity to a Stated Maturity of less than 14 3/4 years from the date of original issuance. In the event the Company exercises such option to shorten the maturity, the Company will no longer have the right to redeem this Security prior to the new Stated Maturity upon the occurrence of a Tax Event or to further shorten the maturity of this Security.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the Treasury Rate (as hereinafter defined) plus (i) 1.25% if such prepayment date occurs on or before July 2, 1998 or (ii) 0.50% if such prepayment date occurs after July 2, 1998.

         "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the Comparable Treasury Issue (as hereinafter defined) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as hereinafter defined) for such prepayment date. The Treasury Rate shall be calculated on the third Business Day preceding the prepayment date.

         "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after July 1, 2046, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities; provided, however, that if the Remaining Life is longer than the longest United States Treasury Security, the longest maturity United States Treasury Security shall be used as the Comparable Treasury Issue, without extrapolation.

         "Quotation Agent" means Goldman, Sachs & Co. and their respective successors; provided, however, that if the foregoing shall case to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer. Reference Treasury Dealer means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

         "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations (as hereinafter defined) for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations; or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to this Security occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate outstanding principal amount of this Security may declare the principal amount of this Security to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, if the Trustee or the Holders of not less than 25% in aggregate outstanding principal amount of this Security fails to declare the principal amount of this Security to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities of USF&G Capital III then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XIII of the Indenture.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Security is issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Security is exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes, it is intended that this Security constitute indebtedness.


     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE NEW YORK.